SCHEDULE 14A INFORMATION

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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DUCOMMUN INCORPORATED

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Ducommun Incorporated 2020 Proxy Statement

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Annual Meeting of Shareholders to be held on May 6, 2020

Ducommun Incorporated 2020 Proxy Statement

DUCOMMUN INCORPORATED

200 Sandpointe Avenue, Suite 700

Santa Ana, California 92707-5759

(657) 335-3665

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS*

May 6, 2020

DATE & TIME: Wednesday, May 6, 2020 9:00 a.m. Pacific Time PLACE: Courtyard by Marriott Santa Ana 8 MacArthur Place, Santa Ana, CA 92707 RECORD DATE: March 9, 2020	Meeting Agenda
1

The election of the two directors named in the Proxy Statement to serve on the Board of Directors until the Company’s 2023 Annual Meeting of Shareholders and until their successors have been elected and qualified;

	2	Approve the Company’s executive compensation on an advisory basis;
	3	Approve the Company’s 2020 Stock Incentive Plan;
	4	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s year ending December 31, 2020; and
	5	Transact any other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors unanimously recommends that you vote your shares “FOR” the election of each of the nominees named in the Proxy Statement and “FOR” each of the other proposals above.

Your vote is very important. Please read the proxy materials carefully and submit your votes as soon as possible by the internet, telephone, or mail. Submitting your votes by one of these methods will ensure your representation at the annual meeting regardless of whether you attend the meeting.

* We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have due to the coronavirus or COVID-19 and as a result, and to protect the well-being of attendees, we are reserving the right to adjourn, postpone or change the means of convening the meeting, including solely by means of remote communication. If we hold our meeting by remote communication, the 2020 Annual Meeting of Shareholders would be conducted solely virtually, on the above date and time, via live audio webcast. We would publicly announce a determination to hold a Virtual Annual Meeting as soon as practicable before the meeting by press release and posting on our website at www.ducommun.com, as well as through an SEC filing. You or your proxyholder could participate, vote, and examine our list of stockholders at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/DCO2020 and using your 16-digit control number, but only if the meeting is not held in person in California.

By order of the Board of Directors

Rajiv A. Tata

Secretary

Santa Ana, California

March 20, 2020

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 6, 2020:

The Notice of Annual Meeting, our Proxy Statement and our Annual Report to Shareholders are available at http://materials.proxyvote.com/264147

Ducommun Incorporated 2020 Proxy Statement

Ducommun Incorporated 2020 Proxy Statement

RECENT PERFORMANCE

This summary of key metrics relating to our performance highlights information generally contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider and we encourage you to read the entire proxy statement before voting your shares. For additional and more complete information regarding the Company’s 2019 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

KEY METRICS

* Includes $14.8M of restructuring charges in 2018 and $8.8M of restructuring charges in 2017.

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Ducommun Incorporated 2020 Proxy Statement

OUR TOTAL RETURN vs. PEERS, RUSSELL 2000 AND SELECTED INDICES

* Data for each year depicted in the graph above is as of December 31 of each year.

** Peer group data does not include Sparton Corporation, which was acquired by Cerberus Capital Management, L.P. on March 4, 2019.

*** Included to depict the Company’s performance against the broad, general market.

	Cumulative Total Shareholder Return as of December 31,
	2016(1)	2017	2018	2019
Ducommun Incorporated	$100	$111	$142	$198
Russell 2000 Index	$100	$115	$102	$128
Median of Proxy Peers	$100	$123	$116	$148
NYSE Composite Index	$100	$116	$103	$126
Dow Jones Industrial Average	$100	$128	$124	$155

(1) 2016 serving as the base period.

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Ducommun Incorporated 2020 Proxy Statement

HOW OUR PERFORMANCE

INCREASED SHAREHOLDER VALUE

* Based on 11,332,841 shares outstanding and closing price of $28.45 per share as of December 31, 2017.

** Based on 11,417,863 shares outstanding and closing price of $36.32 per share as of December 31, 2018.

*** Based on 11,572,668 shares outstanding and closing price of $50.53 per share as of December 31, 2019.

RECENT RECOGNITIONS

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Ducommun Incorporated 2020 Proxy Statement

DUCOMMUN INCORPORATED

200 Sandpointe Avenue, Suite 700

Santa Ana, California 92707-5759

(657) 335-3665

PROXY STATEMENT

We are providing you with these proxy materials in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors) of Ducommun Incorporated of proxies to be used at our 2020 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on May 6, 2020, at 9:00 a.m., Pacific Time, at the Courtyard by Marriott Santa Ana, 8 MacArthur Place, Santa Ana, California 92707*. This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” or the “Company” refers to Ducommun Incorporated, a Delaware corporation. A Notice of Internet Availability of Proxy Materials, this Proxy Statement, accompanying proxy card or voting instruction card, and our 2019 Annual Report to Shareholders will be made available to our shareholders on or about March 20, 2020. Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”) we are making our proxy materials available to our shareholders electronically via the Internet. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2019 Annual Report to Shareholders. The Notice also contains instructions on how to request a paper copy of the Proxy Statement. We believe this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

At the Annual Meeting*, you will be asked to vote on the following proposals:

(1) Election of the two directors named in this Proxy Statement to serve on the Board of Directors until the Company’s 2023 Annual Meeting and until their successors have been elected and qualified;

(2) Approve the Company’s executive compensation on an advisory basis;

(3) Approve the Company’s 2020 Stock Incentive Plan;

(4) Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s year ending December 31, 2020; and

(5) Transact any other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends that you vote your shares “FOR” the election of each of the nominees named in this Proxy Statement and “FOR” each of the other proposals.

* We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have due to the coronavirus or COVID-19 and as a result, and to protect the well-being of attendees, we are reserving the right to adjourn, postpone or change the means of convening the meeting, including solely by means of remote communication. If we hold our meeting by remote communication, the 2020 Annual Meeting of Shareholders would be conducted solely virtually, on the above date and time, via live audio webcast. We would publicly announce a determination to hold a Virtual Annual Meeting as soon as practicable before the meeting by press release and posting on our website at www.ducommun.com, as well as through an SEC filing. You or your proxyholder could participate, vote, and examine our list of stockholders at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/DCO2020 and using your 16-digit control number, but only if the meeting is not held in person in California.

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Ducommun Incorporated 2020 Proxy Statement

Holders of our common stock as of the close of business on March 9, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 11,641,809 shares of Common Stock, $.01 par value per share (the “Common Stock”). You can vote your shares in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

(1) By Telephone—You can vote by telephone by calling (800) 690-6903 and following the instructions on the Notice or proxy card;

(2) By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card; or

(3) By Mail—If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

If your shares are held in the name of a bank, broker or other nominee, you must follow the instructions of your bank, broker or other nominee in order for your shares to be voted.

If you vote by proxy, the individuals named on the proxy card will vote your shares in the manner you indicate. In the election of directors, holders of Common Stock have cumulative voting rights. Cumulative voting rights entitle a shareholder to a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The votes so determined may be cast for one candidate or distributed among one or more candidates. Votes may not be cast, however, for a greater number of candidates than the number of nominees named herein. On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned, and you may specify whether your shares should be voted for or against each of the other proposals.

If you submit a proxy without indicating your instructions, your shares will be voted as follows: (1) “FOR” the election of each of the two directors named in the Proxy Statement to serve on the Board of Directors until the Company’s 2023 Annual Meeting of Shareholders and until their successors have been elected and qualified, (2) “FOR” approval of the Company’s executive compensation on an advisory basis, (3) “FOR” approval of the Company’s 2020 Stock Incentive Plan, (4) “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, and (5) in their discretion on such other business as may properly come before the Annual Meeting or any adjournment thereof. Any shareholder may revoke his or her proxy at any time prior to its use by (1) sending a written revocation to the Corporate Secretary, (2) submitting a later dated proxy, or (3) attending the Annual Meeting and voting in person.

In order to conduct business at the Annual Meeting, a “quorum” must be established. A “quorum” is a majority in voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting. Both shares of common stock that reflect abstentions and broker non-votes will be treated as present and entitled to vote for the purposes of establishing a quorum. “Broker non-votes” are shares held by a broker, bank or other nominee with respect to which the holder of record does not have discretionary power to vote on a particular proposal and with respect to which instructions were never received from the beneficial owner. Shares that constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting even though the same shares will be considered present for purposes of establishing a quorum and may be entitled to vote on other proposals. However, in certain circumstances, such as the appointment of the independent registered public accounting firm, the broker, bank or other nominee has discretionary authority and, therefore, is permitted to vote your shares even if the broker, bank or other nominee does not receive voting instructions from you.

Agenda items relating to the election of directors, the approval of the Company’s executive compensation on an advisory basis, and the approval of the Company’s 2020 Stock Incentive Plan are not considered “routine” matters and as a result, your broker, bank or other nominee will not have discretion to vote on these matters at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

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Ducommun Incorporated 2020 Proxy Statement

In the election of each of the directors, the candidate receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on director elections. For all other proposals to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal. Abstentions will have the effect as a vote against Proposals 2, 3 and 4, whereas broker non-votes will not affect the outcome of Proposals 2 or 3.

We intend to solicit proxies by mail, interview, telephone, facsimile, and internet. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of $7,500 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks, and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Company.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 6, 2020.

The Notice of Annual Meeting, this Proxy Statement and the 2019 Annual Report to Shareholders are

available at

http://materials.proxyvote.com/264147.

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Ducommun Incorporated 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Two directors (out of a total of seven) are to be elected at the Annual Meeting to serve for a three-year term ending at the Annual Meeting of Shareholders in 2023 and the election and qualification of their respective successors. The nominees for such positions are Stephen G. Oswald and Richard A. Baldridge. Robert D. Paulson, one of our existing Class 2020 directors, has served on the Board since 2003 and as the Company’s lead independent director since 2004. In accordance with the Company’s Corporate Governance Guidelines pertaining to director tenure and age, Mr. Paulson does not intend to stand for re-election at the Annual Meeting. On behalf of the Board and management, the Company thanks Mr. Paulson for his many years of invaluable leadership, guidance and contributions.

In the absence of a contrary direction, proxies in the accompanying form will be voted for the election of Messrs. Oswald and Baldridge. Management does not contemplate that Messrs. Oswald and Baldridge will be unable to serve as directors, but if that should occur, the person designated in the proxies will cast votes for such other persons in accordance with their best judgment. In the event that any person other than the nominees named herein should be nominated for election as a director, the proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. Should any of the directors whose terms continue past the Annual Meeting cease to serve as directors prior to the Annual Meeting, the authorized number of directors will be reduced accordingly. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” MESSRS. OSWALD AND BALDRIDGE.

Directors’ Qualifications

The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the management of the Company, and support the interests of the Company’s shareholders. In addition, the Board believes that there are certain attributes that every director should possess, as presented in the recently revised Corporate Governance Guidelines. Accordingly, the Board and its Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually, and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing and recommending director membership criteria to the Board for approval. The criteria, which are presented in the Company’s Corporate Governance Guidelines, include independent and sound judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company’s interests. In addition, the Corporate Governance and Nominating Committee periodically evaluates the composition of the Board to assess the skills, experience, and perspective that are currently represented on the Board as well as those the Board believes will be valuable in the future given the Company’s current state and strategic plans.

As part of this periodic assessment, the Corporate Governance and Nominating Committee also evaluates the effectiveness of the overall Board dynamic. While the Company does not have a formal policy on board diversity, its recently revised Corporate Governance Guidelines reflect the Board’s belief that a blend of different perspectives contributes to the quality of the Board’s oversight, and is an essential component of effective governance. The Company, therefore, is committed to assuring that the Board’s diversity is reflected not just in the variety of the directors’ professional backgrounds and experiences, but also in the perspectives represented by directors of different personal characteristics, their gender, race, cultural heritage, and age in particular.

The Corporate Governance and Nominating Committee supports the Board’s commitment to engaging a diverse field of director candidates. As Board seats become available, the Corporate Governance and Nominating Committee will continue to actively identify qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen. The Corporate Governance and Nominating Committee is confident that with this commitment, individuals with diverse perspectives and personal characteristics will have significantly better representation and visibility within the pool of director candidates from which future Board members will be selected and nominated.

In evaluating director candidates, and considering incumbent directors for renomination to the Board of Directors, the Corporate Governance and Nominating Committee has considered a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience.

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Ducommun Incorporated 2020 Proxy Statement

The following information is furnished as of March 9, 2020, with respect to each person who is a nominee for election to the Board of Directors, as well as for the other five directors of the Company whose terms of office will continue after the Annual Meeting.

Stephen G. Oswald	Age: 56	Director Since: 2017	Committee: Innovation
Chairman, President and Chief Executive Officer

Mr. Oswald has been the President and Chief Executive Officer since January 23, 2017 and Chairman of the Board since May 2, 2018. From 2015 to 2017, Mr. Oswald managed personal investments. From 2012 to 2015, Mr. Oswald was Chief Executive Officer of Capital Safety Company, a manufacturer of fall protection, confined space, and rescue equipment. Prior to that, Mr. Oswald spent approximately 15 years in various leadership roles at United Technologies Corporation, including as President of the Hamilton Sundstrand Industrial division. As the current Chairman, President and Chief Executive Officer of the Company, Mr. Oswald provides management’s perspective in board discussions about the business and strategic direction of the Company.

Richard A. Baldridge	Age: 61	Director Since: 2013	Committees: Audit and Innovation
President and Chief Operating Officer, ViaSat, Inc.

Mr. Baldridge has been the President and Chief Operating Officer of ViaSat, Inc. since 2003. Mr. Baldridge joined ViaSat in April 1999, serving as Executive Vice President, Chief Financial Officer and Chief Operating Officer from 2000 and Executive Vice President and Chief Operating Officer from 2002. Prior to joining ViaSat, Mr. Baldridge was a senior executive of Raytheon Corporation’s Training Systems Division and Hughes Information Systems and Hughes Training Inc., prior to their acquisition by Raytheon in 1997. Mr. Baldridge is also a director of ViaSat and EvoNexus. As the President and Chief Operating Officer of a leading provider of satellite communications systems and services and secure networking systems, Mr. Baldridge contributes to the Board broad operational and financial experience and an understanding of the defense markets served by the Company’s business.

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Ducommun Incorporated 2020 Proxy Statement

Gregory S. Churchill	Age: 62	Director Since: 2013	Committees: Corporate Governance & Nominating and Innovation (Chair)
Executive Vice President, Rockwell Collins, Inc. (Ret.)

Mr. Churchill served for over 30 years at Rockwell Collins, Inc. (“Rockwell”) in varying capacities until his retirement in March 2013, including most recently as Executive Vice President, International and Service Solutions, from February 2010 until his retirement in March 2013. Prior thereto, Mr. Churchill was Executive Vice President and Chief Operating Officer, Government Systems, and the Vice President and General Manager, Business and Regional Systems, of Rockwell. As a senior executive of one of the premier communications and aviation electronics suppliers for commercial and military customers worldwide, Mr. Churchill brings to the Company a thorough understanding of key customers, as well as major defense and commercial aerospace electronics markets served by the Company’s business.

Shirley G. Drazba	Age: 61	Director Since: 2018	Committees: Compensation and Innovation
Corporate Vice President, Product Line Strategy & Innovation, IDEX Corporation (Ret.)

Ms. Drazba served for almost 20 years with Honeywell International, Inc., a manufacturer of aerospace products and services, control technologies, automotive products, turbochargers and specialty materials, in increasingly important technical and engineering leadership positions. Most recently, from 2014 to 2017, Ms. Drazba served as Corporate Vice President, Product Line Strategy & Innovation for IDEX Corporation, which designs, manufactures and markets a range of pump products, dispensing equipment and other engineered products to a diverse domestic and international customer base. As a long-time executive responsible for product strategy, innovation and commercial excellence, Ms. Drazba contributes to the Board extensive experience in creating high value creation opportunities for the Company’s product lines, as well as experience in leading strategic acquisitions to enhance product portfolios and market positioning.

Robert C. Ducommun	Age: 68	Director Since: 1985	Committees: Audit and Corporate Governance & Nominating (Chair)
Business Advisor

Mr. Ducommun is a Business Advisor. Mr. Ducommun was previously the Chief Financial Officer for several private companies and a management consultant with McKinsey & Company. As a former management consultant and Chief Financial Officer, Mr. Ducommun brings to the Board substantial financial acumen and leadership in setting the strategic direction for the Company.

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Ducommun Incorporated 2020 Proxy Statement

Dean M. Flatt	Age: 69	Director Since: 2009	Committees: Corporate Governance & Nominating and Compensation (Chair)
President, Defense & Space, Honeywell International, Inc. (Ret.)

Mr. Flatt is the retired President, Defense & Space of Honeywell International, Inc., a position he occupied from July 2005 until his retirement in July 2008. Mr. Flatt was previously President, Aerospace Electronic Systems and President, Performance Materials of Honeywell International, Inc. Mr. Flatt is a Director of Curtiss-Wright Company where he serves on its Audit Committee and Executive Compensation Committee. As the former President of several divisions of one of the world’s largest avionics manufacturers, Mr. Flatt contributes to the Board diverse operational experience and understanding of technologies relevant to the Company’s business.

Jay L. Haberland	Age: 69	Director Since: 2009	Committees: Compensation and Audit (Chair)
Vice President, United Technologies Corporation (Ret.)

Mr. Haberland is the retired Vice President, Business Controls of United Technologies Corporation, a position he held from 2003 until his retirement in 2008. Mr. Haberland was previously the Chief Financial Officer of Sikorsky Aircraft Company, a subsidiary of United Technologies Corporation, and Vice President, Chief Financial Officer, Controller and Chief Accounting Officer of United Technologies Corporation. Mr. Haberland also served as a director of Wesco Aircraft Holdings, Inc. prior to its acquisition by Platinum Equity. As the former Chief Financial Officer of one of the world’s largest helicopter manufacturers and the Chief Accounting Officer of a world-wide diversified manufacturer, Mr. Haberland is a certified public accountant and provides the Board with significant expertise in financial and accounting matters, as well as substantial international experience.

Robert D. Paulson	Age: 74	Director Since: 2003	Committees: Compensation and Corporate Governance & Nominating
Chief Executive Officer, Aerostar Capital LLC

Mr. Paulson has been the Chief Executive Officer of Aerostar Capital LLC, a private equity firm, since he founded the firm in 1997. Mr. Paulson has been a management consultant for the aerospace industry for over 30 years, and was previously a senior partner with McKinsey & Company. Mr. Paulson also served as a director of Wesco Aircraft Holdings, Inc. prior to its acquisition by Platinum Equity. As a long-time consultant and investor in the aerospace industry, Mr. Paulson contributes to the Board substantial experience in developing and executing business strategies, as well as experience in the acquisition of businesses.

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Ducommun Incorporated 2020 Proxy Statement

The Board of Directors met seven times in 2019. All directors attended at least seventy five percent (75%) of all Board meetings and committee meetings of the Board of which they were members during 2019, including one hundred percent (100%) of the committee meetings of the Board which they were members during 2019. The Company strongly encourages all directors to attend the Annual Meeting of Shareholders, and all of the directors at the time attended the 2019 Annual Meeting of Shareholders. The Company has instituted a policy of holding regularly scheduled executive sessions of non-management directors following each regularly scheduled meeting of the full Board of Directors. Additional executive sessions of non-management directors may be held from time to time as required. The director serving as the presiding director during executive sessions currently is Mr. Paulson, the lead director of the Board of Directors. The graphic below depicts the attendance of directors at Board and committee meetings held in 2019:

The Board of Directors has determined that each of Ms. Drazba and Messrs. Baldridge, Churchill, Ducommun, Flatt, Haberland and Paulson qualify as independent directors under the independence standards of the New York Stock Exchange’s (“NYSE”) listing standards.

COMPENSATION OF DIRECTORS

Description of Director Compensation

Based on the Company’s improved operational and financial performance trajectory over the past three years, and to bring Director compensation in line with market levels, effective as of January 1, 2019, directors who are not employees of the Company or a subsidiary are paid an annual retainer and a fixed fee for each meeting of a committee of which they are a member as follows:

Board Retainer		Committee Chair Cash Retainer				Lead Director Cash Retainer	Committee Cash Meeting Fee

Cash	Stock-Based(1)	Audit	Compensation	Innovation	Corp. Gov.

$70,000	$100,000	$17,500	$12,500	$7,500	$7,500	$30,000	$2,000

(1)

Restricted stock units for a number of shares (rounded to the nearest 100 shares) equal to the stated dollar amount divided by the average closing price of the Company’s Common Stock on the NYSE on the five trading days immediately preceding the date of grant.

Under the Directors Deferred Income and Retirement Plan, which went into effect in 2009, a director may elect to defer payment of all or part of his or her fees for service as a director until the director retires from service on the Board of

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Ducommun Incorporated 2020 Proxy Statement

Directors. Deferred directors’ fees may be notionally invested, at the election of the director, in a fixed interest account or a phantom stock account which tracks the Common Stock of the Company with dividends (if any), and will be paid with earnings thereon following the retirement of the director. Upon retirement from the Board of Directors, Mr. Ducommun will receive an annual retainer fee of $25,000, which was in effect in 2009, for life or for a period of years equal to his service as a director prior to 1997 (when the accrual of additional years of service was terminated), whichever is shorter, provided that he retires after the age of 65, and is not an employee of the Company when he retires.

2019 Director Compensation Table

The following table presents the compensation earned or paid by the Company to the non-employee directors for the year ended December 31, 2019.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	Total ($)

Richard A. Baldridge	98,000	100,000	—	198,000
Gregory S. Churchill	93,500	100,000	—	193,500
Shirley G. Drazba	76,000	100,000	—	176,000
Robert C. Ducommun	99,500	100,000	934	200,434
Dean M. Flatt	92,500	100,000	—	192,500
Jay L. Haberland	103,500	100,000	—	203,500
Robert D. Paulson	116,000	100,000	—	216,000

(1)

During fiscal year 2019, 2,500 restricted stock units were granted to each of Ms. Drazba and Messrs. Baldridge, Churchill, Ducommun, Flatt, Haberland and Paulson. Other than as set forth herein, the Company’s non-employee directors did not hold any other outstanding equity awards.

(2)

These amounts represent the aggregate grant date fair value of stock awards granted in 2019 as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock awards are contained in Footnote 11 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2019.

(3)

Restricted stock units for a number of shares (rounded to the nearest 100 shares) equal to the stated dollar amount divided by the average closing price of the Company’s Common Stock on the NYSE on the five trading days immediately preceding the date of grant.

(4)	A description of the Director Deferred Income and Retirement Plan can be found above under “Compensation of Directors — Description of Director Compensation”

Director Stock Ownership Policy

The Board of Directors has adopted a stock ownership requirement covering all non-employee directors. Under the policy, non-employee directors must acquire and hold shares of the Company’s common stock equal in value to at least six times the annual Board cash retainer paid to all non-employee directors. Non-employee directors have five years from the later of the adoption of the policy or their initial election to meet this stock ownership guideline. All directors are in compliance or have additional time in which to comply with the stock ownership guideline.

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Ducommun Incorporated 2020 Proxy Statement

BOARD LEADERSHIP STRUCTURE

The Company’s Bylaws provide the Board with the discretion to elect a Chairman who may or may not be an officer of the Company. This provides the Board with flexibility to decide what leadership structure is in the best interests of the Company at any point in time and the Board periodically reviews the structure of Board and Company leadership as part of the succession planning process. Below is an overview of our Board leadership structure:

•   Stephen G. Oswald serves as our Chairman and Chief Executive Officer

•   Dean M. Flatt will serve as our Lead Director effective May 6, 2020

•   7 of our 8 current directors are independent under the NYSE listing standards

•   All of the members of the Board’s Audit, Compensation and Corporate Governance & Nominating Committees are independent

The Board believes that having the Company’s Chief Executive Officer serve as Chairman of the Board is in the best interests of the Company’s shareholders due to the Chief Executive Officer’s extensive knowledge of our business and strategy. This knowledge promotes effective decision-making, ensures the quality of the Company’s governance, promotes alignment between the Board and management on corporate strategy and facilitates the effective execution of that strategy by management.

At the Company’s 2018 Annual Meeting, the Board appointed Mr. Oswald to the position of Chairman, and Mr. Oswald has since held both the Chairman and Chief Executive Officer roles as did his predecessor, Anthony J. Reardon, from 2012 through 2016. The independent members of the Board of Directors have determined that having the same person serve as Chairman and Chief Executive Officer will provide a more efficient leadership structure for the Company when combined with an active lead director to assure the quality of the Company’s governance, promote alignment between the Board and management on corporate strategy and facilitating management’s effective execution of that strategy. In the future, however, the roles of Chairman and Chief Executive Officer may be filled by the same or different individuals.

The Board of Directors also believes that strong, independent leadership and oversight of management is an important component of an effective Board of Directors. To that end, the Board has elected Dean M. Flatt to succeed Mr. Paulson as the lead independent director with leadership authority and responsibilities effective May 6, 2020, immediately following the election of directors at the Annual Meeting. Mr. Flatt, together with the other members of the Board of Directors, review the agenda for all Board meetings, and Mr. Flatt will develop the agenda for, and lead, all executive sessions of the independent directors and provide consolidated feedback from those meetings to the Chairman and Chief Executive Officer. The Board of Directors regularly meets in executive session without management present during each Board meeting and outside of regularly scheduled Board meetings on key issues as required.

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The lead director facilitates open communication between management and the independent directors, and ensures that the independent directors are fully informed of and prepared to discuss issues deemed most important to the Board. The responsibilities and authority of the lead director include:

Board Matter	Responsibility
Agendas	Provides input on and approves the Board agenda. Ensures adequate information is provided to the Board. Approves schedules for Board meetings.

Board Meetings	Presides at Board meetings at which the Chairman and CEO is not present, including regularly scheduled executive sessions of the independent directors held after regular meetings of the Board.

Executive Sessions

Authority to call executive sessions of the independent directors.

Sets the agenda for and leads non-management and independent director sessions held by the Board.

Briefs the Chairman and CEO on any issues arising from non-management and independent director sessions.

Communications with Directors

Coordinates the activities of the independent directors; serving as a liaison between the Chairman and CEO and the independent directors.

Advises on the flow of information sent to the Board of Directors.

Reviews the agenda, materials and schedule for Board meetings.

Communications with Shareholders	Available for consultation and communication with major shareholders as appropriate.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors oversees risk management as a whole and through its Committees. The Board regularly reviews information regarding, and risks associated with, the Company’s operations and liquidity. While the full Board of Directors has the ultimate oversight responsibility for the risk management process, various Board Committees also have responsibilities for risk management in certain areas. In particular, the Audit Committee reviews risks related to financial reporting and internal controls. The Audit Committee also, at least annually, reviews and assesses enterprise-wide risks and risk mitigation plans implemented by management. Management regularly reports on each such risk to the Audit Committee or the full Board of Directors, as appropriate, and additional review or reporting on enterprise risks is conducted as needed or as requested by the Board of Directors or the Audit Committee. The Compensation Committee annually reviews the Company’s overall compensation programs and their effectiveness in aligning executive pay with performance in the interests of shareholders. The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board concerning the Company’s leadership structure and director independence. The Innovation Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities concerning technology-related opportunities and issues of strategic importance to the Company.

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The Compensation Committee reviews the risks associated with the Company’s compensation policies and practices for executive officers and employees generally. The Compensation Committee did not identify any risks arising from these policies and practices which are reasonably likely to have a material adverse effect on the Company. In the course of its review, the Compensation Committee considered various features of the compensation policies and practices that discourage excessive risk taking, including, but not limited to, the following:

Compensation Feature	Compensation Practices

Philosophy	An appropriate compensation philosophy based on peer group, pay for performance, and other market compensation data.

Balanced Approach

An effective balance between cash and equity-based compensation.

An appropriate mix of short and longer-term performance measures, and maximum payouts under annual cash incentive programs.

Multi-year vesting of long-term stock compensation awards.

An appropriate mix of time and performance based vesting schedules.

Financial and non-financial performance measurements, together with Compensation Committee and management discretion to adjust compensation appropriately.

Alignment of Interests with Shareholders	Stock ownership guidelines for key executive officers.

Perquisites and Retirement Benefits	Limited perquisites and retirement benefits.

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COMMITTEES OF THE BOARD OF DIRECTORS

The Board is responsible for overseeing the Company’s enterprise risk management program, including cybersecurity risks, and fulfills this responsibility both directly and indirectly through its standing committees, each of which assists the Board in overseeing a part of the Company’s overall risk management.

As depicted above, the Company has four standing Board Committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Innovation Committee. The current membership of each Committee is as follows:

Director	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Innovation Committee
Robert D. Paulson		X	X
Richard A. Baldridge	X			X
Gregory S. Churchill			X	X*
Shirley G. Drazba		X		X
Robert C. Ducommun	X		X*
Dean M. Flatt		X*	X
Jay L. Haberland	X*	X
Stephen G. Oswald				X

* Committee Chair

The Audit Committee, which met six times during 2019, among other things, oversees the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, performance and independence, and the performance of the Company’s internal audit

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function. The current members of the Audit Committee are: Jay Haberland (Committee Chair) Richard Baldridge, and Robert Ducommun. All of the members of the Audit Committee meet the independence criteria of the NYSE’s listing standards. The Board of Directors, in its business judgment, has determined that each of Messrs. Baldridge, Ducommun, and Haberland are “financially literate,” under the NYSE listing standards and that Mr. Haberland is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. The Audit Committee is governed by a charter which was adopted by the Board of Directors, and which is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

The Compensation Committee, which met four times during 2019, among other things, reviews and approves compensation for executive officers, grants stock options and other stock-based awards, administers stock option and stock-based award programs, reviews and recommends retirement plans, reviews and approves employment agreements and severance arrangements for executive officers, and oversees the evaluation of management of the Company. The current members of the Compensation Committee are: Dean Flatt (Committee Chair), Shirley Drazba, Jay Haberland and Robert Paulson. All of the members of the Compensation Committee meet the independence criteria of the NYSE’s listing standards. The Compensation Committee is governed by a charter which was adopted by the Board of Directors, and which is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

The Corporate Governance and Nominating Committee, which met three times during 2019, among other things, reviews and recommends to the Board of Directors the nominees for election as directors of the Company and oversees the corporate governance of the Company. The current members of the Corporate Governance and Nominating Committee are: Robert Ducommun (Committee Chair), Gregory Churchill, Dean Flatt, and Robert Paulson. All of the members of the Corporate Governance and Nominating Committee meet the independence criteria of the NYSE’s listing standards. The Corporate Governance and Nominating Committee is governed by a charter which was adopted by the Board of Directors, and which is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

The Innovation Committee, which met three times during 2019, is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities concerning technology-related opportunities and issues of strategic importance to the Company. The current members of the Innovation Committee are: Gregory Churchill (Committee Chair), Richard Baldridge, Shirley Drazba, and Stephen Oswald. All of the members of the Innovation Committee, with the exception of Mr. Oswald, meet the independence criteria of the NYSE’s listing standards. The Innovation Committee is governed by a charter which was adopted by the Board of Directors, and which is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, employees, and officers (including the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer). Among other things, the Code of Business Conduct and Ethics requires directors, employees, and officers to avoid any activity that may result in a conflict of interest with the Company; maintain the confidentiality of information entrusted to them by the Company or its customers (except when disclosure is authorized or legally mandated); to deal fairly with the Company’s customers, suppliers, competitors, and employees; protect the Company’s assets and ensure their efficient use; and maintain the Company’s books, records, accounts and financial statements in reasonable detail, fairly reflect the Company’s transactions, and conform to both applicable legal requirements and to the Company’s system of internal controls. The Code of Business Conduct and Ethics is available on the Company’s website at https://www.ducommun.com in

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the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary. We intend to post on the Company’s website amendments, if any, to the Code of Business Conduct and Ethics, as well as any waivers thereunder, with respect to our officers and directors as required to be disclosed by the SEC and NYSE rules.

The Board has also adopted a Code of Ethics for Senior Financial Officers that is applicable to the Chief Executive Officer, President, Chief Financial Officer, Treasurer and Controller of the Company, and the President, Vice President of Finance and Controller of each subsidiary of the Company. The Code of Ethics for Senior Financial Officers, among other things, requires the Company’s Senior Financial Officers to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company and to promptly report violations of the Code to the Audit Committee. The Code of Ethics for Senior Financial Officers is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary. We intend to post on the Company’s website amendments, if any, to the Code of Ethics for Senior Financial Officers, as well as any waivers thereunder, with respect to our officers and directors as required to be disclosed by the SEC and NYSE rules.

CORPORATE GOVERNANCE GUIDELINES

The Board adopted Corporate Governance Guidelines, which among other things, specify the criteria to be considered for director candidates; impose tenure limits on directors; require the independent directors to hold periodic meetings without executive management present; and reflect the Board’s belief that a blend of different perspectives contributes to the quality of the Board’s oversight, and are an essential ingredient of effective governance. In 2018, the Board revised the Company’s Corporate Governance Guidelines to emphasize its belief that diversity and a blend of different perspectives contributes to a vital and complementary board dynamic, which is essential to effective governance. As such, the Company is committed to assuring that the Board’s diversity is reflected not only in the variety of directors’ professional backgrounds and experiences, but also in the perspectives represented by directors of different personal characteristics, their gender, race, cultural heritage, and age. The Corporate Governance Guidelines are available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, no member of the Compensation Committee of the Board of Directors was or had been an officer or employee of the Company, or had any relationship requiring disclosure hereunder. In addition, during 2019, no executive officer of the Company served as a member of the compensation committee or as a director of another entity, and no executive officer of such other entity served on the Compensation Committee of the Board of Directors or as a director of the Company.

NOMINATING PROCESS

The Corporate Governance and Nominating Committee will consider director candidates recommended by security holders of the Company, provided that any security holder recommending a director candidate must have beneficially owned more than five percent (5%) of the Company’s voting common stock continuously for at least one (1) year as of the date the recommendation is made and any such security holder may submit the name of only one person each year for consideration as a director candidate. All such security holders’ recommendations of director candidates must be submitted to the Secretary of the Company in writing no later than October 31 of the year preceding the annual meeting of shareholders, and must include (i) the full name, address and Social Security number of the director candidate recommended, (ii) the full name,

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address and taxpayer identification number of each of the security holders, and (iii) an affidavit of each of the security holders that they satisfy the minimum beneficial ownership of common stock requirements set forth above. The Corporate Governance and Nominating Committee considers and evaluates candidates recommended by security holders in the same manner that it considers and evaluates other director candidates.

The Corporate Governance and Nominating Committee believes that all Committee-recommended nominees for election as a director of the Company must, at a minimum, have (i) experience and expertise, sound judgment, and a record of accomplishment in areas relevant to the Company’s business activities, (ii) unquestionable integrity, (iii) a commitment to representing the interests of the Company’s shareholders in fulfillment of the Company’s goals and objectives, (iv) independence, and the absence of potential conflicts with the Company’s interests in fulfilling their responsibilities, (v) the willingness to devote sufficient time, energy, and attention in carrying out their duties and responsibilities, and (vi) the willingness to serve on the Board for an extended period of time. In identifying candidates to serve on the Board, the Corporate Governance and Nominating Committee first determines the evolving needs of the Board, taking into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent directors, the diversity in perspectives represented by directors of different personal characteristics, gender, race, cultural heritage, and age, and the need for financial or other specialized expertise, as discussed in greater detail above under “Directors’ Qualifications.” In support of this process, the Board conducts periodic self-assessments to identify areas of impact that the directors believe are important to the Company’s overall governance and for the execution of its long-term strategy. The assessment, in turn, helps the Board determine whether its current mix of experience, skills and perspectives are addressing the identified areas of impact, and reveal capabilities that will be needed to address those areas of impact in the near future. The results of the assessment completed in 2018 revealed the need for additional expertise in the development and execution of technology based product and market strategies, and in the creation and deployment of innovative development, fabrication and management processes. As a result, the Corporate Governance Committee, with the assistance of an outside search firm, Spencer Stuart, identified Ms. Drazba from within a competitive pool of candidates, and recommended to the Board that she be appointed as a director.

The Corporate Governance and Nominating Committee also believes that at least a majority, and preferably two-thirds, of the Company’s directors should be independent under the NYSE rules, and that at least one member of the Board must be an “audit committee financial expert” as defined by SEC rules. All persons to be considered for nomination as a director of the Company by the Corporate Governance and Nominating Committee must complete a questionnaire, provide such additional information as the Corporate Governance and Nominating Committee may request, and meet in person with directors of the Company.

CORPORATE ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Ducommun is committed to improving the lives of its employees, customers, business partners, shareholders and the communities in which we operate. To that end, we believe a strong focus on corporate responsibility, environmental and social issues and conducting our business in an ethical, transparent and accountable manner creates value for all of our stakeholders.

Operating Responsibly

Ducommun understands the importance of building trust with our investors, customers, vendors and suppliers and that the foundation for doing so begins with its employees. To establish this trust and reflect this commitment, the Company relies on an anonymous hotline to support its Code of Business Conduct and Ethics and empower its employees to provide suggestions, and report concerns or instances of misconduct. Honesty and trust are foundational core values at Ducommun, and in keeping with these values, we offer employees regular ethics training and monthly ethics bulletins to promote a culture of high ethical standards where employees are free to voice any concerns.

The Company is also committed to respecting human rights and establishing high levels of ethical conduct throughout its supply chain. To that end, and in support of the United States Government’s policy prohibiting trafficking in persons, the

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Company is committed to complying with Executive Order 13627 “Strengthening Protections Against Trafficking in Persons in Federal Contracts” and title XVII of the National Defense Authorization Act for Fiscal Year 2013. As such, we expect our employees and suppliers to not engage in the use of forced, bonded or indentured labor, involuntary prison labor, and slavery, and to not procure commercial sex acts, or engage in trafficking of persons. Moreover, in accordance with the California Transparency in Supply Chains Act of 2010, which requires retailers and manufacturers doing business in California to disclose efforts to eradicate slavery and human trafficking from their direct supply chain, Ducommun is committed to ensuring that its employees and suppliers take appropriate steps to mitigate the risk of human trafficking and slavery from occurring in any aspects of its supply chain.

Environmental, Health and Safety

In support of Ducommun’s pledge to deliver exceptional value to all stakeholders, we commit to the following with respect to our environmental management practices:

1. We will continuously strive to avoid adverse impact and harm to the environment in the communities in which we do business, and to identify business partners who share these values.

2. Ensure compliance with all applicable laws and regulations pertaining to the environment and natural resources.

3. We will continually improve our Environmental Management System, employee awareness, and performance as a priority of our operational system.

4. We will establish meaningful goals and objectives in the pursuit of Environmental, Health and Safety excellence.

Ducommun also places a premium on the safety of its employees. To that end, the Company established an incident investigation policy to identify the root cause of accidents that result in lost time, implement corrective measures, and improve training to reduce occupational accidents. In addition, the Company tracks the number of lost time incidents incurred by its employees as a measure of the effectiveness of its health and safety programs. Lost time incidents are defined as incidents that resulted in days away from work and is similar to the days away, restricted or transferred metric utilized by the Occupational Safety and Health Administration. For the year ended December 31, 2019 compared to the year ended December 31, 2018, the number of lost time cases decreased by forty percent (40%) and Company’s lost work incident rate decreased by forty-one percent (41%), as depicted in the graphs below:

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Community Investment

Ducommun is committed to being an active member of the communities in which it operates by contributing not only financial resources, but volunteering time to ensure these communities are stronger and better environments in which to live and work. The Company accomplishes this by focusing on educational opportunities for the children of its employees and the general public and supporting the nation’s honored veterans.

Ducommun teamed with the Los Angeles Chargers (“LA Chargers”) of the National Football League and the University of California, Irvine (“UCI”) to establish the STEM on the Sidelines™ program, which serves as a contest to promote Science, Technology, Engineering and Mathematics (“STEM”) in local Los Angeles and Orange County high schools. Over the course of a few weeks, students were tasked to code and build a device that launches mini footballs at a target. The Final Competition for Season 2 was held December 8, 2019 at Dignity Health Sports Park, home of the LA Chargers, with 173 student participants from 34 Orange and Los Angeles County high schools. Students worked in teams of four to six, using STEM skills to build and program a mini-football launcher to score maximum points when launched at a specific target, with a focus on design and engineering for length and accuracy. Ducommun congratulates the students from Tustin High School and San Gabriel High School, the 2019 STEM on the Sidelines™ winners from Orange and Los Angeles counties.

In addition, in 2019, the Company was proud to sponsor the Medal of Honor convention in Tampa Bay, Florida, hosted by the Congressional Medal of Honor Society. The Medal of Honor, established by Congress and signed into law by President Abraham Lincoln, is our nation’s highest and most prestigious personal military decoration, and is bestowed upon individuals for valor in action against enemy forces. Ducommun is proud to honor and support those who have sacrificed for the benefit of our country.

Customer Recognitions

Ducommun’s efforts to build trust with our employees, investors, customers, vendors and suppliers contributed to the Company superior performance in 2019. The Company was honored to be recognized as supplier of the year by Viasat, Inc. and as a Premier Award Winner by Raytheon for supplier excellence, marking the first time in five years the Company was recognized by its customers.

Orange County Business Journal Recognition

In 2019, Ducommun was proud to be named to the Orange County (California) Business Journal’s 2019 List of Fastest-Growing Public Companies, ranking 11th in the Large Public Companies category. To qualify for the recognition, companies are required to have more than $500 million in revenue and achieve a minimum of 15% revenue growth in the two years ended June 30, 2019. Ducommun’s revenues exceeded this threshold as the Company experienced a 23% increase in revenues over that two-year time period.

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Investment in our Employees

The Ducommun Scholarship program is an exclusive benefit for the children and grandchildren of full-time Ducommun employees who plan to continue education in college or vocation school programs. Students are awarded scholarships based on their academic record, demonstrated leadership and participation in school and community activities, honors, work experience, statement of goals and aspirations, and an outside appraisal. In 2019, Ducommun awarded a total of twenty-two scholarships, an increase from eight scholarships awarded in 2018. Ducommun also increased scholarship award amounts from $2,500 in 2018 to $3,000 in 2019. In addition, Ducommun added six new scholarships of $2,000 each for vocational programs in 2019. Scholars are selected by an independent scholarship firm which administers the application, review process, and award selection.

SECURITY HOLDERS AND OTHER INTERESTED PARTIES COMMUNICATIONS WITH

THE BOARD OF DIRECTORS

Security holders and other interested parties may communicate with the Company’s Board in writing by mail, addressed to Board of Directors, Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, CA 92707-5759. Persons wishing to communicate with the Board should include their full name and address. Security holders and other interested parties wishing to communicate with the Board should also include the number of shares of common stock beneficially owned, and the name of the record holder of the common stock if different from themselves (e.g., the name of any broker or bank holding the stock). The Company intends to forward all communications from security holders and other interested parties in the manner described above to the Corporate Governance and Nominating Committee members, who will then determine whether the communications should be distributed to the entire Board. If the Board receives a substantial number of communications from security holders and other interested parties, the Corporate Governance and Nominating Committee may delegate to the secretary of the Company the screening of these communications to remove solicitations and communications unrelated to the Company’s business. Should shareholders or other interested parties desire to communicate with the Company’s lead director or non-management directors as a group, such communications should be addressed to either the presiding director or the non-management directors at the address set forth above.

DELINQUENT SECTION 16 REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish copies of such forms to the Company. Based solely on a review of the copies of such forms furnished to the Company, and on written representations that no Form 5’s were required, the Company believes that during its past year all of its officers, directors, and greater than 10% owners complied with the filing requirements of Section 16(a) except that Jay L. Haberland failed to timely report one transaction on Form 4 (with respect to

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the grant of restricted stock units) and Jerry L. Redondo failed to timely report one transaction on Form 4 (with respect to the withholding of shares upon vesting of restricted stock units to satisfy the Company’s payroll tax withholding obligations), both of which were subsequently filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of fiscal 2019, we were not a participant in any transaction, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock or any of the immediate family members of any of the foregoing persons had or will have a direct or indirect material interest.

Although we do not have a written policy for the review of related party transactions, we have designed our internal control framework to identify any related party transactions, including periodic disclosure certifications and monitoring controls. Any identified transactions are then reviewed to confirm that they comply with internal policies, procedures, and applicable regulations.

EXECUTIVE OFFICERS

Our named executive officers have the appropriate balance of skills, knowledge and experience to position the Company for growth and maximize shareholder value going forward. Below is a graphic depicting the average age and tenure of our named executive officers:

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Stephen G. Oswald	Age: 56	Executive Since: 2017

Chairman, President and Chief Executive Officer	Mr. Oswald has served as President and Chief Executive Officer since January 23, 2017, and as Chairman of the Board since May 2, 2018. For additional information on Mr. Oswald, see “PROPOSAL 1: ELECTION OF DIRECTORS, “Directors’ Qualifications” on page 11.

Jerry L. Redondo	Age: 60	Executive Since: 2013

Senior Vice President of Operations and Head of Ducommun Structures

Mr. Redondo has served as Senior Vice President of Operations and Head of Ducommun Structures since June 1, 2017. Mr. Redondo was Vice President, Operational Excellence from 2015 to 2017. Mr. Redondo was Vice President, Operational Excellence for several of the Company’s subsidiaries from 2013 to 2015. Prior to joining Ducommun, Mr. Redondo was Group Vice President of Crane Aerospace & Electronics, Inc. (from 2010 to 2013), an integrated source for among other things, sensing, power, braking, and electronics, and Director of Operations and Global Supply Chain of the Parker Aerospace Control Systems Division of Parker Hannifin Company (from 1991 to 2010).

Rosalie F. Rogers	Age: 58	Executive Since: 2006

Vice President and Chief Human Resources Officer

Ms. Rogers joined the Company in 2006 as Vice President of Human Resources and Shared Services for the Company’s former Ducommun Aerostructures business unit and served in that capacity through 2008. Between 2008 and 2015, Ms. Rogers served as the Vice President, Human Resources for the Company and has served as Vice President and Chief Human Resources Officer of the Company since 2015. Prior to joining Ducommun, Ms. Rogers was the Senior Vice President of Human Resources for Applied Graphics Technologies, Inc.

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Christopher D. Wampler	Age: 52	Executive Since: 2013

Vice President, Interim Chief Financial Officer and Treasurer, and Controller and Chief Accounting Officer

Mr. Wampler has served as Vice President, Controller and Chief Accounting Officer since 2016 and as the interim Vice President, Chief Financial Officer and Treasurer since June 2019. Mr. Wampler was Vice President and Assistant Controller for several of the Company’s subsidiaries from 2013 to 2015. Mr. Wampler was previously the Controller of Just Fabulous, Inc., an online subscription fashion retailer, from 2012 to 2013, and the Division Controller of the A.O. Smith Electrical Products Co. from 2004 to 2012. Mr. Wampler is a certified public accountant (“CPA”) and a certified management accountant (“CMA”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below show the beneficial ownership of our common stock by beneficial owners of more than 5% of our common stock, each of our directors and nominees for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. This information is as of March 9, 2020, except as otherwise indicated in the notes to the tables, and does not account for any tax withholding of shares that may occur after March 9, 2020 in connection with the vesting of restricted stock units and/or settlement of performance stock units that will vest and/or settle within 60 days of March 9, 2020, as described in the notes to the tables. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. The Company knows of no contractual arrangements which may at a subsequent date result in a change in control of the Company.

For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if she or he has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Applicable percentage of ownership is based upon 11,641,809 shares of common stock outstanding as of March 9, 2020, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable within 60 days of March 9, 2020. The amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

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Security Ownership of Certain Beneficial Owners

Address of Shareholders	Number of Shares	Percentage of Class

BlackRock, Inc.	844,859(1)	7.2%

55 E. 52nd St. New York, NY 10055

Dimensional Fund Advisors LP	963,583(2)	8.2%

Building One 6300 Bee Cave Road Austin, TX 78746

Paradigm Capital Management, Inc.	595,015(3)	5.1%

Nine Elm Street Albany, NY 12207

RBC Global Asset Management (U.S.) Inc.	709,123(4)	6.1%

50 South Fifth St., Suite 2350 Minneapolis, MN 55402

GAMCO Investors, Inc., Gabelli Funds, Teton Advisors and Gabelli Foundation	577,480(5)	5.0%

One Corporate Center Rye, NY 10580

(1)	The information is based on a Schedule 13G/A filed with the SEC on February 4, 2020. BlackRock, Inc. has sole voting power as to 813,517 shares and sole investment power as to 844,859 shares.
(2)

The information is based on a Schedule 13G/A filed with the SEC on February 12, 2020. Dimensional Fund Advisors LP has sole voting power as to 929,712 shares and sole investment power as to 963,583 shares.

(3)

The information is based on Schedule 13G/A filed with the SEC on February 3, 2020. Paradigm Capital Management Inc. has sole voting power as to 595,015 shares and sole investment power as to 595,015 shares.

(4)

The information is based on a Schedule 13G/A filed with the SEC on February 7, 2020. RBC Global Asset Management (U.S.) Inc. has shared voting power as to 390,019 shares, and shared investment power as to 709,123 shares.

(5)

The information is based on a Schedule 13D filed with the SEC on February 21, 2020 jointly by GAMCO Investors, Inc. (“GAMCO Investors”), Gabelli Funds, LLC (“Gabelli Funds”), Teton Advisors, Inc. (“Teton Advisors”), GGCP, Inc. (“GGCP”), GGCP Holdings LLC, Associated Capital Group, Inc. (“AC”), Gabelli & Company Investment Advisers, Inc. (“GCIA”), GAMCO Asset Management Inc. (“GAMCO”), Morgan Group Holding Co., G.research, LLC (“G.research”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), Mario Gabelli, LICT Corporation and CIBL, Inc. (collectively, the “Reporting Persons”). According to the Schedule 13D, GAMCO beneficially owns 336,140 shares, Gabelli Funds beneficially owns 50,000 shares, Teton Advisors beneficially owns 188,340 shares and Foundation beneficially owns 3,000 shares. Mario Gabelli is deemed to have beneficial ownership of all of the securities owned beneficially by each of the foregoing persons. GCIA is deemed to have beneficial ownership of the securities beneficially owned by G.research. AC, GAMCO Investors and GGCP are deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons other than Mario Gabelli and the Foundation. Each of the Reporting Persons and covered persons included in the Schedule 13D filing has sole voting power and sole investment power as to the securities reported for it, respectively, except that: (i) GAMCO Investors does not have the authority to vote 1,000 of the reported shares, (ii) Gabelli Funds has sole voting and investment power so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and in such event, the proxy voting committee of each fund will respectively vote that fund’s shares, and (iii) at any time, the proxy voting committee of each such fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mr. Gabelli, AC, GAMCO Investors and GGCP, is indirect with respect to securities beneficially owned by the other Reporting Persons.

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Ducommun Incorporated 2020 Proxy Statement

Security Ownership of Directors and Management

Name	Number of Shares		Percentage of Class

Richard A. Baldridge	17,900	(1)	*
Gregory S. Churchill	17,900	(1)	*
Shirley G. Drazba	3,100	(1)	*
Robert C. Ducommun	565,994	(2)	4.8%
Dean M. Flatt	26,700	(1)	*
Jay L. Haberland	27,622	(1)	*
Stephen G. Oswald	188,984	(3)	1.6%
Robert D. Paulson	51,367	(1)	*
Douglas L. Groves**	46,429	(4)	*
Jerry L. Redondo	48,322	(5)	*
Rosalie F. Rogers	55,338	(6)	*
Christopher D. Wampler	22,561	(7)	*
All Directors and Executive Officers as a Group (12 persons)	1,081,683	(8)	9.3%

*	Less than one percent.
**	Based on last known date of available information as of Mr. Groves’ departure from the Company on June 5, 2019.
(1)	Includes 2,500 shares of restricted stock units that will vest on May 1, 2020.
(2)

The number of shares includes (i) 50,000 shares held by a foundation of which Mr. Ducommun is an officer, as to which he disclaims any beneficial interest, (ii) 106,729 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, (iii) a total of 3,065 shares owned by Mr. Ducommun’s wife and daughter, (iv) 5,000 shares held in an IRA for the benefit of himself and (v) 2,500 shares of restricted stock units held by Mr. Ducommun which vest on May 1, 2020. Mr. Ducommun has sole voting and sole investment power as to 406,200 shares (includes 2,500 shares of restricted stock units that vest on May 1, 2020), shared voting power as to 106,729 shares and shared investment power as to 53,065 shares.

(3)

Includes (i) 31,834 shares of common stock issuable upon exercise of stock options that have previously vested and are exercisable, and (ii) 10,000 shares of common stock held by a charitable trust over which Mr. Oswald shares voting and investment power with his wife.

(4)	The number of shares listed are based on information as of August 7, 2019. Effective June 5, 2019, Douglas L. Groves was no longer an employee of the Company.
(5)

Includes (i) 14,667 shares of common stock issuable upon exercise of stock options that are vested and are exercisable, and (ii) 1,167 restricted stock units that will vest within 60 days of March 9, 2020.

(6)

Includes (i) 25,167 shares of common stock issuable upon exercise of stock options that are vested and are exercisable and (ii) 1,167 shares of restricted stock units that will vest within 60 days of March 9, 2020.

(7)

Includes (i) 6,000 shares of common stock issuable upon exercise of stock options that are vested and are exercisable, and (ii) 1,167 shares of restricted stock units that will vest within 60 days of March 9, 2020.

(8)

The number of shares includes (i) an aggregate of 77,668 shares of common stock issuable upon exercise of stock options held by the Company’s directors and officers that are vested and are exercisable, and (ii) an aggregate of 21,001 shares of restricted stock units held by the Company’s directors and officers as a group that will vest within 60 days of March 9, 2020.

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Ducommun Incorporated 2020 Proxy Statement

PROPOSAL 2: RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

ON AN ADVISORY BASIS

We are asking shareholders to approve on an advisory basis the Company’s named executive officer compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	Provide competitive levels of compensation that relate pay to the achievement of the Company’s financial goals;

•	Recognize individual initiative and performance;

•	Assist the Company in attracting and retaining qualified executives; and

•	Create a pay-for-performance compensation approach to align executive interests with shareholder interests.

Our pay-for-performance compensation approach consists of a mix of shorter-term and longer-term incentive compensation, including annual cash incentives, stock options vesting in annual increments over three years, and performance stock units cliff vesting at the end of three-year performance periods. Consistent with our emphasis on pay-for-performance, in 2019:

•	Approximately 81% of target direct compensation for the chief executive officer was based on performance; and

•	Approximately 63% of target direct compensation of the other named executive officers, depending on position, was based on performance.

We urge shareholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, appearing on pages 30 through 54, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors strongly believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our executive officers reported in this Proxy Statement has supported and contributed to the Company’s success.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting of Shareholders:

RESOLVED, that the shareholders of Ducommun Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. At the 2017 Annual Meeting, the Company’s shareholders approved, on an advisory basis, that future advisory resolutions on the Company’s named executive officer compensation be conducted every year. The Company considered the outcome of this advisory vote and determined that the Company will conduct annual “say-on-pay” resolutions until the next advisory shareholder vote on this matter is required under Section 14A of the Exchange Act, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interest of the Company’s shareholders. Following the vote to be conducted at the Company’s 2020 Annual Meeting of Shareholders, it is anticipated that the next advisory vote to approve named executive officer compensation will be conducted at the Company’s 2021 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

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2019 Compensation Discussion and Analysis

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Ducommun Incorporated 2020 Proxy Statement

2019 Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes the compensation awarded to, earned by, or paid to the Company’s chief executive officer, chief financial officer and three most highly compensated executive officers during 2019, who are listed below (the “named executive officers” or “NEOs”):

•	Stephen G. Oswald, Chairman, President and Chief Executive Officer

•	Douglas L. Groves, former Vice President, Chief Financial Officer and Treasurer(1)

•	Jerry L. Redondo, Senior Vice President, Operations and Head of Ducommun Structures

•	Rosalie F. Rogers, Vice President and Chief Human Resources Officer

•	Christopher D. Wampler, Vice President, Interim Chief Financial Officer and Treasurer, and Controller and Chief Accounting Officer

(1)	Effective June 5, 2019, Douglas L. Groves was no longer an employee of the Company.

2019 Operations and Performance

The following graph and table compare the Total Shareholder Return on $100 invested in Ducommun Incorporated’s common stock with the Total Shareholder Return on $100 invested in the Russell 2000 Index, companies identified in the Benchmarking and Peer Groups section of this Compensation and Disclosure Analysis, the NYSE Composite Index and the Dow Jones Industrial Average for the three year performance period for the years ended December 31, 2017 through December 31, 2019, with the year ended December 31, 2016 serving as the base period. The Russell 2000 Index measures the performance of approximately 2,000 small-capitalization companies in the Russell 3000 Index, a larger index of publicly traded companies that represents almost 98% of the investable U.S. stock market. The total returns include the reinvestment of cash dividends.

* Data for each year depicted in the graph above is as of December 31 of each year.

** Peer group data does not include Sparton Corporation, which was acquired by Cerberus Capital Management, L.P. on March 4, 2019.

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Ducommun Incorporated 2020 Proxy Statement

	Cumulative Total Shareholder Return as of December 31,
	2016(1)	2017	2018	2019
Ducommun Incorporated	$100	$111	$142	$198
Russell 2000 Index	$100	$115	$102	$128
Median of Proxy Peers	$100	$123	$116	$148
NYSE Composite Index	$100	$116	$103	$126
Dow Jones Industrial Average	$100	$128	$124	$155
(1)	2016 serving as the base period.

In addition, 2019 continued to be a period of positive transition and transformation for the Company, which is reflected in the following operational and financial performance highlights for the year:

• Revenues(1) were $721.1 million for 2019, as compared to $629.3 million for 2018, a year over year increase of 14.6%, reflecting continued growth based on the momentum built in 2017;

•   Operating income(1)(2) was $56.2 million for 2019, as compared to $23.9 million for 2018, an increase of 135.1% from 2018;

•   Operating income margin increased by 390 basis points (“bps”) from 3.9% of revenues in 2018, to 7.8% of revenues in 2019;

•   Backlog, defined as customer placed purchase orders and long-term agreements with firm fixed price and firm delivery dates of 24 months or less, was $910.2 million at the end of 2019, compared to $863.6 million at the end of 2018, reflecting a 5.4% increase in demand for the Company’s products in its commercial aerospace end-use markets and defense technologies end-use markets;

•   Gross profit(1) was $152.2 million for 2019, or 21.1% of revenues, as compared to $122.6 million for 2018, or 19.5% of revenues, an improvement of 160 bps, reflecting the Company’s improved operating performance; and

•   We acquired Nobles Worldwide, Inc. (“Nobles”), a privately held global leader in the design and manufacture of high performance ammunition handling systems for military aircraft, helicopters, ground vehicles and shipboard systems that added a suite of proprietary products to our overall product offering.

(1)	Based on the Company’s adoption of Accounting Standards Codification 606 “Revenue from Contracts with Customers” as of January 1, 2018.
(2)	Includes $14.8M of restructuring charges in 2018 and $8.8M of restructuring charges in 2017.

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Ducommun Incorporated 2020 Proxy Statement

Enhancement of Shareholder Value

The success of the Company’s pay-for-performance philosophy in compensating its named executive officers, including but not limited to its use of annual cash incentives based on performance targets whose growth is essential for achieving superior long-term shareholder value, and long term equity incentives that further align executive and shareholder interests is demonstrated in the graph below indicating a continued upward trajectory in the Company’s market capitalization between the years 2017 and 2019:

* Based on 11,332,841 shares outstanding and closing price of $28.45 per share as of December 31, 2017.

** Based on 11,417,863 shares outstanding and closing price of $36.32 per share as of December 31, 2018.

*** Based on 11,572,668 shares outstanding and closing price of $50.53 per share as of December 31, 2019.

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Ducommun Incorporated 2020 Proxy Statement

Pay for Performance

The Company’s philosophy in the compensation of its named executive officers is oriented towards a pay-for-performance approach. In 2019, as reported in the Summary Compensation Table and other tables below, performance-based compensation (defined, for this purpose, as all compensation contingent on the achievement of performance goals and/or increases in the Company’s stock price), at target, represented a significant percentage of the total compensation of each of the named executive officers:

2019 Pay Mix

* “Equity Incentives” includes the fair value of equity grants in 2019, based upon grant date fair value as disclosed in the 2019 Summary Compensation Table. “Cash Incentive” includes annual cash incentives to the NEOs, at target, as disclosed in the 2019 Grants of Plan-Based Awards Table. “Salary” reflects salaries paid to the NEOs during 2019, as disclosed in the 2019 Summary Compensation Table. “Equity” includes performance and restricted stock units granted to the NEOs as disclosed in the 2019 Grants of Plan-Based Awards Table.

Significant elements of total compensation of the named executive officers that are performance based are as follows:

•

Annual cash incentives are designed to reward the achievement of annual financial goals. In particular, annual cash incentives are based on the Company’s actual financial performance compared to targets for adjusted operating income and adjusted cash flow from operations, actual financial performance exceeding a minimum adjusted net income, and on the individual performance of the named executive officers.

•

Performance stock units are designed to reward the achievement of long-term growth in the Company’s adjusted diluted earnings per share, long-term reduction in the Company’s leverage and relative total shareholder return, and for the C.E.O, revenue targets. Performance stock units cliff vest at the end of the three-year performance period depending on the Company’s performance relative to the performance metrics.

•

Stock options are designed to reward the achievement of long-term growth in the Company’s stock price. Nonqualified stock options are granted with an exercise price equal to the closing price of the Company’s stock on the NYSE on the date of grant, and vest in annual increments over a period of three (3) years. Stock options will be valuable to the named executive officers only to the extent of any increase in the Company’s stock price over the stock price on the date of grant.

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Ducommun Incorporated 2020 Proxy Statement

•

Restricted stock units are designed to reward the achievement of long-term growth in the Company’s stock and provide a long-term incentive for the named executive to remain in the employ of the Company. Restricted stock units vest in annual increments over a period of three (3) years.

As discussed above, the Company’s executive compensation program reflects strong pay for performance alignment.

The Company’s financial performance was the most significant factor affecting compensation of the named executive officers in 2019. Such performance affected compensation as follows:

•	2019 Annual Cash Incentive. As discussed in further detail below, performance against the 2019 Bonus Plan financial metrics resulted in a payout level of 287% of target.

•

2017-2019 Performance Stock Units. Performance stock units vested with respect to the three-year performance period from January 1, 2017 to December 31, 2019 at approximately 195% of target in recognition that (i) the Company exceeded the threshold for diluted earnings per share in 2017, 2018 and 2019, and (ii) the Company’s relative total shareholder return compared to the Russell 2000 Index was in the 84th percentile, resulting in a 25% increase due to the impact of the modifier.

Best Pay Practices

The Company’s executive compensation program includes a number of positive pay practices.

What We Have	What We Do Not Have

✓ Approximately 81% of target direct compensation for the chief executive officer (and 64% of the other named executive officers) was based on performance	× We do not provide 280G excise tax gross-ups

✓ We have a clawback policy in place for our annual and long-term incentive plans	× We do not provide any pension or supplemental retirement benefits

✓ We have ownership guidelines in place for executives and directors	× Since 2017, we do not provide for any “single-trigger” equity vesting for equity awards

✓ We provide only modest perquisites	× We prohibit repricing options without shareholder approval

✓ Our Compensation Committee engages an independent compensation consultant	× We prohibit granting stock options with an exercise price below 100% of fair market value

✓ We prohibit executives and directors from pledging Ducommun stock or engaging in hedging transactions involving Ducommun stock	× We prohibit hedging by directors and executive officers of equity holdings in Company stock

Last Year’s Say on Pay Vote

The Company provided shareholders a “say-on-pay” advisory vote to approve its named executive compensation in 2019, as required under Section 14A of the Exchange Act. At the 2019 Annual Meeting, shareholders expressed substantial support for the compensation of the Company’s named executive officers, with over 97% of the votes cast (excluding abstentions) in approval of the “say-on-pay” advisory vote. The Compensation Committee carefully evaluated the results of the 2019 advisory vote in connection with its evaluation of the Company’s executive compensation programs more generally. Ultimately however, the Compensation Committee did not make any changes to the Company’s executive compensation program and policies as a result of the 2019 “say-on-pay” vote.

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Ducommun Incorporated 2020 Proxy Statement

The following table depicts the results of the say-on-pay vote at the Company’s last three Annual Meetings, which demonstrate consistent and overwhelming support for the Company’s executive compensation programs:

Shareholder Engagement

We have historically been highly engaged with our shareholders on various topics of interest to them. In 2017, we engaged on specific topics of interest to our shareholders, including board diversity. As a result, in 2018, we updated our Corporate Governance Guidelines, as discussed in more detail in the section of this proxy statement under the correspondingly named heading, and appointed Shirley G. Drazba to our Board, who brings extensive experience in creating high value creation opportunities for the Company’s product lines, as well as experience in leading strategic acquisitions to enhance product portfolios and market positioning. Based upon our “say-on-pay” vote results, we have historically had significant shareholder support for our executive compensation program. As a part of our ongoing dialogue with our shareholders, we will keep the channels of communication open and engage in any areas of concern to our shareholders, including compensation.

2019 Named Executive Officer Compensation

Compensation Objectives

The Company’s compensation programs are designed to provide competitive levels of compensation that relate pay to the achievement of the Company’s financial goals, recognize individual initiative and performance, and assist the Company in attracting and retaining qualified executives. The Company intends for overall compensation of the named executive officers to be at levels that are broadly competitive with other companies of similar size and complexity of operations.

The Company does not target any specific mix of cash versus non-cash compensation for its named executive officers. Instead, each element of compensation (salary, annual cash incentive and long-term equity incentives) is awarded and targeted at amounts that are each intended to be market competitive and consistent with the principles described above and internal pay equity within the Company.

Compensation Determinations

Decisions relating to compensation of the Company’s executive officers generally are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is an independent director of the Company.

Each element of compensation of the chief executive officer is set by the Compensation Committee. Each element of compensation of the other named executive officers is recommended by the chief executive officer and reviewed and approved by the Compensation Committee.

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Ducommun Incorporated 2020 Proxy Statement

Compensation Elements

The following are the primary elements of named executive officer compensation:

Component	Purpose	Characteristics
Base Salary	Compensate named executive officers for their role and level of responsibility, as well as individual performance.	Fixed component; paid on a bi-weekly basis.
Annual Cash Incentives	Promote the achievement of the Company’s annual corporate financial goals, as well as individual performance.	Performance-based cash incentive opportunity; typically paid in the first quarter of the year following the year for which the cash incentive is earned.
Long-Term Incentives	Stock options, restricted stock units and performance stock units that promote the achievement of the Company’s long-term corporate financial goals and stock price appreciation.

Stock options are granted each year and vest in one-third annual increments over the subsequent three years.

Restricted stock units are granted each year and vest in one-third annual increments over the subsequent three years.

Performance stock units are granted each year and cliff-vest with shares earned based on the Company’s performance over the subsequent three-year performance period.

Perquisites & 401(k) Plan	Provide limited perquisites and retirement benefits.	Automobile allowance. Medical, dental, life and other insurance benefits, and 401(k) matching contributions provided on a non-discriminatory basis with other employees of the Company.
Post-Termination Compensation	Provide contingent payments to attract and retain named executive officers and promote orderly succession for key roles.	Only payable if a named executive officer’s employment is terminated under specific circumstances as described in the applicable severance arrangement.

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Ducommun Incorporated 2020 Proxy Statement

Base Salaries

The Company pays salaries to its named executive officers in consideration of the performance of specific roles and responsibilities and competitive market practices. In establishing the salaries for the named executive officers in 2019, the Compensation Committee considered the compensation assessment prepared by Willis Towers Watson PLC (“WTW”) of base salary levels which indicated that the base salary of the chief executive officer was generally consistent with the 50th percentile of the Company’s compensation peer group data and the 75th percentile of the published survey compensation data, while the base salaries of the other named executive officers was generally consistent with the 25th percentile of the Company’s compensation peer group data and the 50th percentile of the published survey compensation data. The Compensation Committee made the following base salary changes for 2019:

	2019 Base Salary	2018 Base Salary	% Change	Reason for Change

Mr. Oswald	$825,000	$787,500	4.8%	Increase based on Company performance and to align with market

Mr. Groves(1)	$409,500	$409,500	0%	Not Applicable

Mr. Redondo	$414,960	$395,200	5.0%	Increase based on Company performance and to align with market

Ms. Rogers	$299,636	$288,112	4.0%	Increase based on Company performance and to align with market

Mr. Wampler	$259,284	$251,732	3.0%	Increase based on Company performance and to align with market

(1)	Effective June 5, 2019, Mr. Groves was no longer an employee of the Company.

Annual Cash Incentives

Annual cash incentives are awarded based on the Company’s actual financial performance compared to targets (weighted 70% for operating income, 10% for net sales and 20% for adjusted cash flow from operations), provided that the Company exceeds an adjusted net income threshold. The Compensation Committee chose adjusted operating income, net sales and adjusted cash flow from operations as the performance targets because it believes that growth in these measures is essential to the Company’s objective to provide superior long-term total shareholder return. The Compensation Committee approves the thresholds, targets and maximums for the financial performance measures, and the formula for funding the bonus pool at the beginning of each year.

Performance metric levels are set in line with our annual operating budget for the year. Annual cash incentives were targeted at 100% of salary for the Chief Executive Officer, 55% of salary for the Chief Financial Officer, 50% of salary for the Senior Vice President, Operations, 45% of salary for the Chief Human Resources Officer, and 40% of salary for the Controller and Chief Accounting Officer. In establishing the annual cash incentive target amounts, the Compensation Committee considered the results of WTW’s compensation assessment which indicated the Company’s annual cash incentive target percentages were set appropriately. Annual cash incentive payouts can range from zero to a maximum of three times the targeted percentage for each Named Executive Officer.

	($ millions)
	Threshold	Target	Maximum	Actual	FY 2019 Award Funding by Metric	Annual Incentive Plan Metric Weighting	Total Earned (as % of Target)

Operating Income	33.8	41.0	48.2	56.2	300%	70%	210%
Net Sales	611.2	643.4	675.6	721.1	300%	10%	30%
Cash Flow (as adjusted)	38.4	48.0	57.6	59.5	235%	20%	47%

Total							287%

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Ducommun Incorporated 2020 Proxy Statement

Cash flow is measured at three periods during the fiscal year: the first two interim periods are weighted at 4% each and the final, year-end period is weighted at 12%, resulting in a total weighting of 20% for the metric. The threshold, target and maximum performance goals on a full-year basis for 2019 were $38.4 million, $48 million and $57.6 million, respectively, and actual cash flow from operations for 2019 was $59.5 million. While the Company’s year-end cash flow was higher than the maximum, actual performance during the interim periods fell between target and maximum levels, which resulted in a final funding of 235% of the cash flow target. As a result, when weighted, overall funding for the cash flow metric was 47%.

Based on the above, performance against the 2019 Bonus Plan financial metrics resulted in a payout level of 287% of target. The annual cash incentive determination for each of the named executive officers is reflected in the table below.

	Eligible Earnings ($)	Target %	Payout % of Target	Total Payout ($)*

Mr. Oswald	806,250	100	287	2,314,000
Mr. Groves(1)	209,219	55	—	—
Mr. Redondo	405,080	50	287	581,000
Ms. Rogers	293,874	45	287	380,000
Mr. Wampler(2)	255,508	40	287	418,000

(1)	Effective June 5, 2019, Mr. Groves was no longer an employee of the Company.

(2)	Includes an additional $125,000 discretionary bonus for assuming the interim Chief Financial Officer role for second half of 2019.

* The Company has a convention of rounding payout amounts up to the nearest thousand.

Long-Term Incentives

Long-term incentives, in the form of stock options, performance stock units and restricted stock units, are granted annually to the named executive officers to attract, motivate and retain these employees. Stock options are performance-based since the stock options will be valuable to the named executive officers only to the extent of any increase in the Company’s stock price after the grant date. Performance stock units are earned only if the Company achieves the specified performance metrics. Restricted stock units are used to provide a direct ownership interest in the Company and a long-term incentive for the named executive officers to remain in the employment of the Company. In addition, such awards align executive and shareholder interests as they increase or decrease in value with changes to the Company’s stock price.

With the exception of our CEO, the Company’s target long-term incentive program consists of 49% performance stock units earned based on the achievement of key performance criteria; 34% time-based restricted stock units; and 17% stock options as depicted in the graph below. For 2019, our Chief Executive Officer’s long-term equity award weightings consisted of 54% performance stock units; 24% restricted stock units; and 22% stock options to reinforce the Company’s emphasis on performance-based compensation.

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Ducommun Incorporated 2020 Proxy Statement

As depicted above, the Compensation Committee intends for the preponderance of long-term incentives to be tied to the long-term financial performance of the Company and its stock. For 2019, the Compensation Committee made the following regular cycle annual long-term equity incentive grants to the named executive officers:

	Stock Options (#)	Performance Stock Units (#s at target)	Restricted Stock Units (#)
Mr. Oswald	35,000	29,640	14,820
Mr. Groves(1)	—	—	—
Mr. Redondo	4,700	4,500	3,600
Ms. Rogers	4,700	4,300	3,300
Mr. Wampler	3,900	4,000	2,900

(1)	Effective June 5, 2019, Mr. Groves was no longer an employee of the Company.

In determining the aggregate value of long-term incentives to grant for 2019, the Compensation Committee considered the results of WTW’s compensation assessment as to the value of long-term incentives provided at the 25th percentile of the Company’s compensation peer group data and the 50th percentile of the published survey compensation data. The Compensation Committee awarded the chief executive officer and the other named executive officers a mix of performance-based and time-based long-term equity incentives that was generally consistent with the market. Such decisions were made after taking into consideration the total prior long-term equity incentives made by the Company and the number of shares available under the Company’s stock incentive plans.

The Compensation Committee has implemented a process whereby all normal cycle long-term incentives are awarded in the spring of each year, and long-term equity incentive grants in 2019 were made consistent with this process. However, long-term equity incentive grants may be made at other times in the event of the new hire of an executive officer or a special award to recognize individual performance. In addition, the timing of the award of normal cycle long-term equity incentives may be changed in the future, as needed, to meet changing circumstances.

Stock Options

The Compensation Committee establishes the grant dates for stock options and does not determine these dates based on knowledge of material nonpublic information or in response to the Company’s stock price. In 2019, the Company granted stock options, which vest annually over a three-year period, to the named executive officers to encourage a focus on long-term goals and objectives that are in the interest of shareholders and to reward the achievement of long-term growth in the Company’s stock price.

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Ducommun Incorporated 2020 Proxy Statement

Performance Stock Units (FY2019-FY2021 Performance Period)

In 2019, performance stock units were awarded which may be earned based upon the achievement of annual adjusted diluted earnings per share targets during each year of the performance period over a three-year performance period (from January 1, 2019 to December 31, 2021), subject to a three-year relative total shareholder return modifier applied at the end of the three-year performance period. The performance stock units will cliff vest at the end of the three-year performance period in amounts from 0% to 200% of the target units depending on the Company’s performance, as follows:

	Adjusted Diluted Earnings Per Share($)			Vesting Percentage of Target Units for Each Year	Three-Year Total
	2019	2020	2021
Maximum	1.89	2.17	2.49	66.6%	200%
Target	1.74	1.84	1.95	33.3%	100%
Threshold	1.64	1.64	1.64	10.0%	30%

In the event that the Company’s performance relative to the performance metrics falls between two of the data points listed in the table above, the percentage of target performance stock units that vest will be determined by linear interpolation between the two data points, rounded to the nearest whole unit. The adjusted diluted earnings per share is calculated, as determined by the Compensation Committee, by adjusting diluted earnings per share for changes in accounting standards, discontinued operations, to exclude gain or loss on the sale of any business or product line, any asset impairment write-offs or charges (whether of goodwill, intangible or tangible assets), transaction-related costs or expenses (including but not limited to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic 805), debt refinancing costs and restructuring and other non-recurring expenses.

Relative Total Shareholder Return Modifier

After the end of the three-year performance period, the Company’s relative total shareholder return will be calculated as compared to the Russell 2000 Index for the same performance period. As depicted in the table below, the total number of units earned will then be determined by multiplying the number of units earned on the adjusted diluted earnings per share metric by a modifier between 0.75-1.25 to determine the final award. The relative total shareholder return modifier will not be greater than 1.0 unless the Company’s absolute total shareholder return over the performance period is positive.

	Relative Total Shareholder Return v. Russell 2000 Index

The 2019 performance stock units were awarded to encourage the named executive	Total Shareholder Return Percentile Rank	Total Vested Units Modifier
officers to work with a long-term view in the interest of shareholders and to reward the	81% - 100%	1.25
achievement of long-term growth in the Company’s stock price. The Compensation	71% - 80%	1.15
Committee chose diluted earnings per share as the performance metric to tie executive	61% - 70%	1.10
compensation directly to the annual and long-term growth in the earnings of the Company.	41% - 60%	1.00
The Compensation Committee chose the relative total shareholder return modifier in	31% - 40%	0.90
order to align executive compensation with shareholder value creation.	21% - 30%	0.85
	0% - 20%	0.75

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Ducommun Incorporated 2020 Proxy Statement

For the performance periods ending in 2019, 2018, and 2017, performance stock units vested at the following levels as a percentage of target:

PSU Performance Periods Ending in Year	Three Year Cliff Vested Percentage
2019	195%
2018	110%
2017	22%

For the 2019 performance stock units, the Compensation Committee set the threshold adjusted diluted earnings per share level to be equal to actual adjusted diluted earnings per share for 2019, such that the Company must improve adjusted diluted earnings per share relative to the end of the most recently completed fiscal year prior to the grant before any performance stock units will be eligible to vest.

CEO Performance Restricted Stock Unit Grant

In 2019, our CEO was awarded performance restricted stock units which may vest based upon the achievement of revenue targets over a three-year performance period (from January 1, 2019 to December 31, 2021) established pursuant to the strategic plan approved by the Company’s Board of Directors. Following the end of the performance period, the Compensation Committee will determine the amount of revenue that was achieved by the Company relative to the Company’s strategic plan and the percentage and number of the performance restricted stock units earned as a result thereof based on the following threshold, target and maximum performance levels:

Revenues
Performance Level	Performance (%)	Performance ($M)	Payout %
Maximum	110	809	200
Target	100	735	100
Threshold	90	662	50
< Threshold	< 90	< 662	—

2019 Restricted Stock Units

The Company awarded restricted stock units to the named executive officers in 2019 to reward the achievement of long-term growth in the Company’s stock. Restricted stock units, which vest one-third annually over a three-year period, also are intended to provide a long-term incentive for the named executive officers to remain in the employment of the Company.

Performance Stock Units (FY2017-FY2019 Performance Period)

The three-year performance period for performance stock units awarded in 2017 ended on December 31, 2019. The threshold, target, and maximum performance levels for performance stock units awarded in 2017, and the actual performance in each of the years 2017 to 2019, was as follows:

	Adjusted Diluted Earnings Per Share($)			Vesting Percentage of Target Units for Each Year	Three-Year Total
	2017	2018	2019

Maximum	1.58	1.68	1.77	66.6%	200%
Target	1.37	1.45	1.54	33.3%	100%
Threshold	1.34	1.37	1.34	10.0%	30%
Actual	1.37	1.60	2.70		195%

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Ducommun Incorporated 2020 Proxy Statement

Performance stock units vested with respect to the three-year performance period from January 1, 2017 to December 31, 2019 at approximately 195% of target in recognition that (i) the Company exceeded the threshold for diluted earnings per share in 2017, 2018 and 2019, and (ii) the Company’s relative total shareholder return compared to the Russell 2000 Index was in the 84th percentile, resulting in a 25% increase due to the impact of the modifier.

Compensation Consultant

The Compensation Committee retained WTW as an independent compensation consultant directly reporting to the Compensation Committee. WTW did not provide any other services to the Company in 2019 other than those services with respect to executive compensation services to the Compensation Committee. The Compensation Committee has reviewed the independence of WTW and completed an assessment of any potential conflicts of interest raised by WTW’s work for the Compensation Committee by considering the following six factors and other factors it deemed relevant: (i) the provision of other services to the Company by WTW; (ii) the amount of fees received from the Company by WTW, as a percentage of the total revenue of WTW; (iii) the policies and procedures of WTW that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the relevant WTW consultants with a member of the Compensation Committee; (v) any Company stock owned by the WTWs consultants; and (vi) any business or personal relationship of the WTW consultants or WTW with any of the Company’s executive officers, and concluded that WTW is independent and there are no such conflicts of interest.

Benchmarking and Peer Groups

The Compensation Committee generally has the compensation consultant prepare a formal executive compensation assessment every year. In February 2019, WTW assessed the Company’s executive compensation compared to a peer group and published compensation survey data, and made recommendations as appropriate for changes in the Company’s executive compensation program (“WTW’s compensation assessment”). The peer group consisted of twelve (12) companies in the following GIC industries: aerospace and defense (9 companies), trading companies and distributors (1 company) and industrial machinery (2 companies), identified as market comparators by WTW and the Compensation Committee. The peer group companies had 50th percentile annual sales of $1.34 billion and 25th percentile annual sales of $771 million in the most recent year as of the date of WTW’s compensation assessment. The Company’s annual sales were $629.3 million in 2018 (the most recent full fiscal year at the time of WTW’s compensation assessment). As discussed below, the Company generally targets the 25th percentile of the peer group data in assessing and establishing compensation for the named executive officers. The peer group approved in 2018 and used for 2019 pay decisions consisted specifically of the following:

• AAR Corp	• Heico Corporation

• Aerojet Rocketdyne Holdings, Inc.(1)	• Wesco Aircraft Holdings, Inc.(2)

• Astronics Corporation	• Kaman Corporation

• Barnes Group Inc.	• Kratos Defense & Security Solutions, Inc.

• CIRCOR International, Inc.	• Mercury Systems, Inc.

• Cubic Corporation	• Sparton Corporation(3)

(1)	Formerly known as GenCorp Inc.
(2)	Was acquired by Platinum Equity in January 2020.
(3)	Was acquired by Cerberus Capital Management, L.P. on March 4, 2019.

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Ducommun Incorporated 2020 Proxy Statement

The following graph compares the yearly percentage change in the Company’s cumulative total shareholder return assuming the reinvestment of any dividends with the cumulative total return of the Russell 2000 Index and the median of the Company’s peer group*:

Comparison of 3 Year Cumulative Total Return

Assumes Initial Investment of $100

December 2019**

* Peer group data does not include Sparton Corporation, which was acquired by Cerberus Capital Management, L.P. on March 4, 2019.

** Data for each year depicted in the graph above is as of December 31 of each year.

As will be discussed in the proxy statement for the 2021 Annual Meeting, the Compensation Committee made certain changes to the peer group used to determine 2020 compensation for the named executive officers.

In addition, WTW’s compensation assessment compared the Company’s executive compensation to published survey compensation data for general industry and manufacturing industry companies with annual revenues of between $500 million to $1 billion, based on the advice of WTW that such compensation survey data would provide a reasonable basis for benchmarking the Company’s executive compensation. The compensation survey data was gathered from the 2018 Top Management Compensation Survey – U.S., Durable Goods Manufacturing or All Industry data cuts, published by Willis Towers Watson Data Services, and the 2017 Executive Benchmark Database, published by William M. Mercer. Aggregate compensation data from the surveys was provided to the Compensation Committee.

With respect to the Chief Executive Officer, the Chief Financial Officer, the General Counsel, and the SVP of Operations, the Compensation Committee reviewed and continues to rely upon both the peer group data and the published survey compensation data. With respect to the other executive officer, the number of proxy disclosed representative positions in the peer group data was considered insufficient and the Compensation Committee relied (and continues to rely) to a greater extent on the published survey compensation data included in WTW’s compensation assessment. In reviewing the peer group data and the published survey compensation data, the Compensation Committee evaluated the relative percentile ranking of the Chief Executive Officer and the other executive officers with respect to salary, total cash compensation, and total direct compensation. In connection with this evaluation, the Compensation Committee determined the appropriate levels of salary, total cash compensation and total compensation with reference to the 25th percentile of the peer group data (which had annual revenues of approximately $771 million) and the 50th percentile for the published survey compensation data (which had annual revenues of generally falling between $500 million and $1 billion). The Compensation Committee also considers each named executive officer’s scope of responsibility, years of experience, demonstrated performance and marketability, and impact level within the Company relative to other executives in making compensation decisions.

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Severance and Change in Control Agreements and Practices

The Company has entered into a key executive severance agreement with each of its executive officers providing for cash severance and double trigger equity acceleration upon a qualifying termination in connection with a change in control or limited cash severance upon a qualifying termination outside the context of a change in control. Key executive severance agreements are considered to be a necessary part of the process in the recruitment and retention of qualified executives. The Company does not provide gross-ups for taxes under the key executive severance agreements. The key executive severance agreements are used by the Company to allow its executives to focus on shareholder interests in considering strategic alternatives and to provide income protection for executives in the event of an involuntary termination of employment. Please refer to the section entitled “Potential Payments Upon Termination or Change of Control” below for further discussion of these agreements.

Clawback Policy

The Company has a clawback policy that applies in the event that the Board of Directors determines there has been a restatement due to material noncompliance with financial reporting requirements under U.S. generally accepted accounting principles or SEC rules. If the Board of Directors determines that there has been such a restatement, the Board of Directors has the right, for the benefit of the Company, to recover all incentive payments and all vested performance-based equity awards made to executive officers who are found personally responsible for the material restatement, to the extent that such payments and vested awards were increased due to the inaccurate financial statements. The clawback policy applies to incentive payments and vested performance-based equity awards made to executive officers after October 28, 2016 during the three full years prior to the filing of the report with the SEC announcing the restatement.

Securities Trading Policy: Prohibition on Pledging and Hedging

To ensure alignment of the interests of our directors, officers, and employees, including our named executive officers, with our shareholders, the Company’s Insider Trading Policy does not permit any director, officer, or employee of the Company, including any of the Company’s executive officers, to either (1) margin Company securities or pledge Company securities as a loan or (2) engage in any hedging transactions involving Company securities. Hedging includes the purchase or sale of financial instruments that are designed to hedge or offset any decrease in the market value of securities, including prepaid variable forward contracts, equity swaps, collars and exchange funds.

Other Compensation

Other compensation and personal benefits paid or made available to the named executive officers are not material. The Company provides an automobile allowance to the named executive officers, as well as medical, dental, life and other insurance benefits. In addition, 401(k) matching contributions are provided to the named executive officers on a non-discriminatory basis with other employees of the Company.

Executive Officer Stock Ownership Policy

The Board of Directors has adopted a stock ownership policy covering certain executive officers of the Company. Under the policy, certain executive officers must acquire and hold shares of the Company’s stock equal in value to a multiple of their annual salary as follows:

Applicable Individuals	Stock Ownership Requirement (Multiple of Salary or Cash Retainer)
Chairman of the Board (if an Employee)	3x Base Salary
President and Chief Executive Officer	3x Base Salary
Chief Financial Officer and General Counsel	1.5x Base Salary

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Ducommun Incorporated 2020 Proxy Statement

Executive officers have five years from the later of the adoption of the policy or their initial election to meet this stock ownership guideline. All directors and named executive officers are either in compliance, or have additional time in which to comply, with the stock ownership guideline as of December 31, 2019.

Tax Deductibility and Gross-Ups

Section 162(m) of the Code (“Section 162(m)”) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, there had been an exemption from this $1 million deduction limit for compensation payments that qualified as “performance-based” under Section 162(m). With the enactment of the 2017 Tax Cuts and Jobs Act, however, the performance-based compensation exemption has been eliminated, except with respect to certain grandfathered arrangements. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

In addition, the change in control provisions described in the section entitled “Severance and Change in Control Agreements and Practices” could subject an executive to an excise tax on an “excess parachute payment” under Internal Revenue Code Section 4999. The Company does not provide any gross-up to its executives for any excise tax due under this section of the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Submitted by the Compensation Committee,

Dean M. Flatt—Committee Chair

Shirley G. Drazba

Jay L. Haberland

Robert D. Paulson

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Ducommun Incorporated 2020 Proxy Statement

2019 Summary Compensation Table

The Summary Compensation Table and the other tables which follow disclose (in accordance with SEC rules) the compensation for the years ended December 31, 2019, 2018 and 2017 awarded to, earned by or paid to all individuals serving as the Company’s Chief Executive Officer and Chief Financial Officer during 2019, and to the other two most highly paid executive officers of the Company during 2019 (collectively, the “Named Executive Officers”). Columns have been omitted from the tables when there has been no compensation awarded to, earned by or paid to any of the Named Executive Officers required to be reported in that column in any year covered by the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Stephen G. Oswald	2019	806,250	—	2,016,261	560,770	2,314,000	40,623	5,737,904
Chairman, President and Chief Executive Officer	2018	773,077	—	1,700,510	410,510	2,088,000	34,508	5,006,605
	2017	692,308	—	3,140,081	339,198	485,000	286,406	4,942,991
Douglas L. Groves	2019	209,219	—	—	—	—	1,667,006	1,876,285
Former Vice President,	2018	402,000	—	398,734	88,417	597,000	30,813	1,516,964
Chief Financial Officer and Treasurer	2017	380,385	—	304,025	70,746	134,000	26,992	916,147
Jerry L. Redondo	2019	405,080	—	363,150	75,303	581,000	35,709	1,460,242
Senior Vice President,	2018	389,354	—	293,614	63,155	526,000	30,552	1,302,675
Operations and Head of Ducommun Structures	2017	338,077	—	406,265	47,164	120,000	29,441	940,946
Rosalie F. Rogers	2019	293,874	—	341,095	75,303	380,000	29,916	1,120,189
Vice President and Chief Human Resources Officer	2018	283,340	—	293,614	63,155	345,000	28,553	1,013,662
	2017	273,666	—	227,625	47,164	87,000	23,568	659,023
Christopher D. Wampler	2019	255,508	—	310,125	62,486	418,000	29,322	1,075,441
Vice President, Interim Chief Financial Officer and Treasurer, and Controller and Chief Accounting Officer	2018	248,912	—	269,300	63,155	269,000	24,873	875,240

(1)

These columns show the grant date fair value of awards granted to Messrs. Oswald, Redondo and Wampler, and Ms. Rogers computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock option awards, performance stock units (“PSUs”) and restricted stock units (“RSUs”) are contained in Footnote 11 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2019.

(2)

Stock awards to the named executive officers consist of PSUs and RSUs in each year. The value of PSUs, which are subject to performance conditions, are shown in the table above based on the probable outcome of the performance conditions as of the grant date for the award. The following table shows the maximum values for the PSUs as of the grant date year of the award:

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Name	Year of Award	Maximum Performance Stock Unit Grant Date Fair Value ($)
Stephen G. Oswald	2019	3,475,290
	2018	2,277,275
	2017	6,299,876

Douglas L. Groves	2019	—
	2018	585,585
	2017	437,525

Jerry L. Redondo	2019	527,625
	2018	446,160
	2017	318,200

Rosalie F. Rogers	2019	504,175
	2018	446,160
	2017	318,200

Christopher D. Wampler	2019	469,000
	2018	418,275
(3)

Non-equity incentive plan compensation was earned for each year ended and was paid in the first quarter of the following year. Mr. Wampler’s non-equity incentive plan compensation includes an additional $125,000 discretionary bonus for assuming the interim Chief Financial Officer role for second half of 2019.

(4)	The following table discloses each item included in the “All Other Compensation” column for 2019:

Name	Automobile Allowance(1) ($)	Retro & Other Pay Adjustments ($)	Life Insurance Premiums ($)	Company Contributions to 401(k) Plan ($)	Severance Payments ($)(2)	Total ($)
Stephen G. Oswald	18,024	11,538	2,660	8,400	—	40,623
Douglas L. Groves	9,012	—	1,136	6,277	1,650,642	1,667,066
Jerry L. Redondo	18,024	6,840	2,445	8,400	—	35,709
Rosalie F. Rogers	18,024	3,546	1,844	6,502	—	29,916
Christopher D. Wampler	18,024	2,324	1,627	7,348	—	29,322

(1)	Equates to a payment of $1,502 per month for automobile-related travel expenses such as lease payments, fuel and insurance.
(2)

Severance payments to Mr. Groves were issued in recognition of his six and one-half years of service and contributions to the Company, and as an inducement for the release of any potential claims relating to his employment relationship with, or separation from, the Company.

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Ducommun Incorporated 2020 Proxy Statement

2019 Grants of Plan-Based Awards Table

The following table provides information on the 2019 Bonus Plan, the grant of stock options (“SO”s) and the award of performance stock units (“PSU”s) and restricted stock units (“RSU”s) to the named executive officers during 2019:

		Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Stephen G. Oswald
2019 Bonus Plan		—	806,250	2,418,750
SOs	6/17/2019								35,000	42.25	560,770
PSUs	6/17/2019					29,640	74,100				1,390,116
RSUs	6/17/2019							14,820			626,145

Douglas L. Groves
2019 Bonus Plan		—	115,070	345,211
SOs	6/17/2019								—	—	—
PSUs	6/17/2019					—	—				—
RSUs	6/17/2019							—			—

Jerry L. Redondo
2019 Bonus Plan		—	202,540	607,620
SOs	6/17/2019								4,700	42.25	75,303
PSUs	6/17/2019					4,500	11,250				211,050
RSUs	6/17/2019							3,600			152,100

Rosalie F. Rogers
2019 Bonus Plan		—	132,243	396,730
SOs	6/17/2019								4,700	42.25	75,303
PSUs	6/17/2019					4,300	10,750				201,670
RSUs	6/17/2019							3,300			139,425

Christopher D. Wampler
2019 Bonus Plan		—	102,203	306,610
SOs	6/17/2019								3,900	42.90	62,486
PSUs	6/17/2019					4,000	10,000				187,600
RSUs	6/17/2019							2,900			122,525

(1)	The target and maximum amounts of awards are based on the bonus-eligible salary of each of the named executive officers at December 31, 2019.
(2)	The fair value of the performance stock units are shown based on the probable outcome of the performance conditions as of the date of grant for the awards.

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2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on unexercised stock options (“SO”s) and unvested performance stock units (“PSU”s) and restricted stock units (“RSU”s) granted to the named executive officers that were outstanding on December 31, 2019:

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Stephen G. Oswald
SOs	1/23/2017	14,000	14,000	29.53	1/22/2024
SOs	5/14/2018	10,834	21,666	32.90	5/14/2028
SOs	6/17/2019	—	35,000	42.25	6/17/2029
PSUs	1/23/2017							53,334	2,694,967
PSUs	3/20/2017							—	—
PSUs	3/14/2018							24,500	1,237,985
PSUs	6/17/2019							29,640	1,497,709
RSUs	1/23/2017					7,000	353,710
RSUs	5/14/2018					16,000	808,710
RSUs	6/17/2019					14,820	748,855

Douglas L. Groves
SOs	3/18/2014	6,000	—	24.90	3/17/2021
SOs	3/30/2015	7,000	—	25.51	3/29/2022
SOs	3/23/2016	9,000	—	15.92	3/22/2023
SOs	3/20/2017	3,000	—	28.67	3/19/2024
SOs	5/14/2018	2,334	—	32.90	5/14/2028
PSUs	3/20/2017							—	—
PSUs	3/14/2018							—	—
RSUs	3/23/2016					—	—
RSUs	3/20/2017					—	—
RSUs	5/14/2018					—	—

Jerry L. Redondo
SOs	3/23/2016	7,500	2,500	15.92	3/22/2023
SOs	3/20/2017	2,000	2,000	28.67	3/19/2024
SOs	5/14/2018	1,667	3,333	32.90	5/14/2028
SOs	6/17/2019	—	4,700	42.25	6/17/2029
PSUs	3/20/2017							4,000	204,849
PSUs	3/14/2018							4,800	242,544
PSUs	6/17/2019							4,500	227,385
RSUs	3/23/2016					—	—
RSUs	1/05/2017					—	—
RSUs	3/20/2017					1,167	58,952
RSUs	5/14/2018					2,333	117,886
RSUs	6/17/2019					3,600	181,908

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Rosalie F. Rogers
SOs	3/23/2016	7,500	2,500	15.92	3/29/2023
SOs	3/20/2017	2,000	2,000	28.67	3/19/2024
SOs	5/14/2018	1,667	3,333	32.90	5/14/2028
SOs	6/17/2019	—	4,700	42.25	6/17/2029
PSUs	3/20/2017							—	—
PSUs	3/14/2018							4,800	242,544
PSUs	6/17/2019							4,300	217,279
RSUs	3/23/2016					—	—
RSUs	3/20/2017					1,667	58,952
RSUs	5/14/2018					2,333	117,886
RSUs	6/17/2019					3,300	166,749

Christopher D. Wampler
SOs	3/23/2016	3,750	1,250	15.92	3/29/2023
SOs	3/20/2017	2,000	2,000	28.67	3/19/2024
SOs	5/14/2018	1,667	3,333	32.90	5/14/2028
SOs	6/17/2019	—	3,900	42.25	6/17/2029
PSUs	3/20/2017							—	—
PSUs	3/14/2018							4,500	227,385
PSUs	6/17/2019							4,000	202,120
RSUs	3/23/2016					—	—
RSUs	3/20/2017					1,167	58,952
RSUs	5/14/2018					2,066	104,395
RSUs	6/17/2019					2,900	146,537

(1)

The unexercisable stock options become exercisable in increments on the anniversary date of the date of grant as follows: (i) for stock options granted in 2013, all were vested and exercisable in 2017, (ii) for stock options granted in 2014, all were vested and exercisable as of 2018, (iii) for stock options granted in 2015, three-quarters vested and were exercisable as of 2018 and the remaining one-quarter vested and will become exercisable in 2019, (iv) for stock options granted in 2016, three-quarters vested and were exercisable as of 2019 and the remaining one-quarter will vest and become exercisable in 2020, (v) for stock options granted in 2017, three-quarters were vested and exercisable as of 2019, and the remaining quarter will vest in 2020, (vi) for stock options granted in 2018, one-third vested and became exercisable in 2019, and the other two-thirds will vest and become exercisable in 2020 and 2021, and (vii) for stock options granted in 2019, one-third vest and become exercisable in each of 2020, 2021, and 2022.

(2)

The unvested restricted stock units vest as follows: (i) with respect to the grants in 2016, the shares fully vested as of March 2019, (ii) with respect to the grants in 2017, two-thirds of the shares vested as of March 2019, and one-third will vest in March 2020, except with respect to the grants made to Mr. Redondo on January 5, 2017 for which one-half of the shares vested in January 2018 and the other half vested in January 2019, (iii) with respect to grants in 2018, one-third of the shares vested in 2019, and one-third will vest in each of 2020 and 2021, and (iv) with respect to grants in 2019, one-third will vest in each of 2020, 2021 and 2022.

(3)

Performance stock units are shown based on the Company’s actual achievement of performance measures for periods through year-ended 2019 and at 100% of the target number of shares for periods after year-ended 2019. The performance stock units will vest if the performance conditions are met as follows: (i) grants in 2018 will vest, if at all, based on achievement of the performance metrics on December 31, 2020 and will be settled in the first quarter of 2021, and (ii) grants in 2019 will vest, if at all, based on achievement of the performance metrics on December 31, 2021 and will be settled in the first quarter of 2022.

(4)

The amounts for performance stock units (“PSUs”) are calculated based on the number of unvested PSUs and the closing price of the Company’s common stock on the NYSE on the last trading day of 2019 ($50.53). The number of unvested PSUs has been calculated based on the Company’s actual achievement of performance measures for periods through year-end 2019 and at 100% of the target number of shares for periods after year-end 2019. PSUs granted in 2017 are not included since they are considered to be fully vested at December 31, 2019.

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2019 Option Exercises and Stock Vested Table

The following table provides information on the exercise of stock options and vesting of stock for the Named Executive Officers during 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Stephen G. Oswald	—	—	55,969	(1)	2,727,204
	—	—	26,666	(2)	1,190,370
Douglas L. Groves	27,334	614,138	3,833	(3)	174,572
Jerry L. Redondo	5,000	144,150	15,803	(4)	719,357
Rosalie F. Rogers	—	—	18,899	(4)	930,452
Christopher D. Wampler	2,250	66,810	10,138	(4)	496,787

(1)

The number of shares reflects restricted stock units that vested during the year, together with the performance stock units (“PSU”s) that vested in respect to the 2017 PSU grant, for which the performance period ended on December 31, 2019.

(2)

In connection with Mr. Oswald’s hire in 2017, the Company awarded Mr. Oswald a sign-on award of performance restricted stock units. The Compensation Committee structured the sign-on award to directly align Mr. Oswald’s interests with those of our shareholders. The Compensation Committee chose stretch goals for the sign-on award such that it will only vest to the extent the Company’s shareholders have enjoyed a significant return on their Company shares. As a result of the average closing price of the Company’s common stock on the New York Stock Exchange exceeding 150% (in three equal tranches of 50%, respectfully) of the price on the date of grant over a period of 30 consecutive trading days. One-third of the sign-on award vested on March 15, 2019 as the Company’s shares exceeded 50% of the closing price on the date of Mr. Oswald’s grant.

(3)	The number of shares reflects restricted stock units that vested in 2019 prior to Mr. Groves’ departure from the Company.
(4)

The number of shares reflects restricted stock units that vested during the year, together with the number performance stock units that vested in respect of the 2017 performance stock units, for which the performance period ended on December 31, 2019.

2019 Pension Benefits Table

The Company does not provide pension benefits to any of its named executive officers.

2019 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company offers a nonqualified defined contribution and nonqualified deferred compensation plan to certain members of management, including its named executive officers. Participants may elect to receive all or a portion of any Plan year’s deferral balance while the Participant is still employed by the Company under various conditions as set forth in the Plan. Participants who separate from the Company will have their deferral balances paid within ninety (90) days after their employment ends, unless specific retirement guidelines are met. Participants who meet the Company’s retirement guidelines can elect to have their distributions made in either a lump sum or in 2 to 10 annual installments, depending on the payment method selected. Participants with deferred amounts less than $100,000 will be paid out in a lump sum upon departing from the Company. With regard to scheduled in-service distributions, distributions are paid in a lump sum. If a Participant terminates prior to or while receiving a scheduled in-service distribution, or if a Participant has elected to have the deferral balance paid after employment ends, the distribution will be paid (or installments will commence) in the month following separation from service. However, for “specified employees”, post-employment distributions generally cannot be paid until six months after separation of service, except in the event of death. Additionally, limited portions of a Participant’s account may be distributed in accordance with the Plan in the event the Participant suffers a sudden, unexpected and severe financial hardship. In addition, the Company may credit additional amounts under the Plan on behalf of eligible employees in an amount equal to the 10 Year U.S. Treasury Bill Rate plus three hundred basis points based on participants’ annual contributions to the Plan.

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Potential Payments Upon Termination or Change in Control

The Company has entered into key executive severance agreements with each of its executive officers. The key executive severance agreements provide that if a change in control of the Company occurs and there is qualifying termination of employment of the named executive officer within three months prior to or 24 months following the change in control of the Company, the named executive officer shall be entitled to receive payment in a single lump sum of an amount equal to two times the annual base salary of the executive officer prior to the change in control and two times the target annual cash incentive of the executive officer under the Company’s annual cash incentive plan in effect during the year prior to the change in control. Further, with respect to long-term equity incentives granted to such executive officers, (i) stock options become fully exercisable immediately, (ii) performance stock units become vested immediately based on the Company’s actual achievement of performance measures for periods through the date of termination of employment and at the target number of shares for periods after the date of termination of employment, and (iii) restricted stock units vest immediately.

As used herein, a change in control of the Company is generally deemed to have occurred in the event of certain tender offers, mergers or consolidations, the sale, exchange or transfer of substantially all of the assets of the Company, the acquisition by a person or group of certain percentages of the outstanding voting securities of the Company, the consummation of a plan of liquidation or dissolution of the Company, or certain changes in the members of the Board of Directors of the Company.

The key executive severance agreements also provide that if there is a qualifying termination of employment of the named executive officer at any time other than in connection with a change in control of the Company as described above, the named executive officer shall be entitled to receive payment of his or her full salary for a period of one year (or, two years in the case of the CEO), payment of the amount of any annual cash incentive for a past year which has not yet been awarded or paid and continuation of benefits for a period of one year (or, two years in the case of the CEO).

A qualifying termination of employment includes any termination of employment of a named executive officer other than a termination for cause, except for death, disability or retirement. Termination for cause is defined in the key executive severance agreements as termination of an executive’s employment by the Company upon (i) the willful and continued failure by the executive to substantially perform his or her duties with the Company other than any such failure resulting from his or her incapacity due to physical or mental illness, after a demand for substantial performance is delivered to the executive by the chief executive officer or the Compensation Committee which specifically identifies the manner in which the executive has not substantially performed his or her duties, or (ii) the willful engaging by the executive in misconduct which is materially injurious to the Company, monetarily or otherwise, and that constitutes on the part of the executive common law fraud or a felony. For purposes of this definition, no act or failure to act, on the executive’s part, is considered “willful” unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In the event of a change in the executive’s position or duties, a reduction in the executive’s salary as increased from time to time, a removal from eligibility to participate in the Company’s annual cash incentive plan and other events as described in the key executive severance agreements, then the executive shall have the right to treat such event as a termination of his or her employment by the Company without cause and to receive the payments and benefits described above.

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If a change in control of the Company occurs and there is a qualifying termination of employment of a Named Executive Officer within three months prior to or 24 months following the change in control of the Company, the Named Executive Officer would receive the amounts in the table below in the column “Termination of Employment in Connection with Change in Control.” If there is a qualifying termination of employment of the Named Executive Officer at any time other than as described in the preceding sentence, the Named Executive Officer would receive the amounts in the table below in the column “Other Termination of Employment.”

Name	Benefits	Termination of Employment in Connection with a Change in Control ($)	Other Termination of Employment(6)
Stephen G. Oswald	Salary(1)	3,262,500	1,650,000
	Bonus(1)	1,612,500	—
	Benefits	—	30,526
	Stock Options(3)	965,772	—
	Performance Stock Units(4)	3,038,672	—
	Restricted Stock Units(5)	1,911,045	—

	Total	10,790,488	1,680,526

Jerry L. Redondo	Salary(2)	829,920	414,960
	Bonus(2)	405,080	—
	Benefits	—	20,630
	Stock Options(3)	227,922	—
	Performance Stock Units(4)	702,620	—
	Restricted Stock Units(5)	358,763	—

	Total	2,524,305	435,590

Rosalie F. Rogers	Salary(2)	599,272	299,636
	Bonus(2)	264,487	—
	Benefits	—	14,308
	Stock Options(3)	227,922	—
	Performance Stock Units(4)	689,179	—
	Restricted Stock Units(5)	343,604	—

	Total	2,124,464	313,944

Christopher D. Wampler	Salary(2)	518,568	259,284
	Bonus(2)	204,406	—
	Benefits	—	13,819
	Stock Options(3)	178,035	—
	Performance Stock Units(4)	644,005	—
	Restricted Stock Units(5)	309,901	—

	Total	1,854,916	273,103

(1)	The amount of salary continuation for the Chairman, President and CEO is based on an amount equal to two times base salary as of December 31, 2019 plus two times the target bonus.
(2)

The amounts of salary continuation are based on an amount equal to two (2) times the base salary as of December 31, 2019 plus two times the target annual bonus of the Named Executive Officer under the Company’s Bonus Plan in effect during the year prior to the Change in Control.

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(3)

The amounts for stock options are calculated based on the positive difference, if any, between the exercise prices of the unexercisable stock options held by the named executive officers on December 31, 2019 and the closing price of the Company’s common stock on the NYSE on the last trading day of 2019 ($50.53).

(4)

The amounts for performance stock units (“PSUs”) are calculated based on the number of unvested PSUs and the closing price of the Company’s common stock on the NYSE on the last trading day of 2019 ($50.53). The number of unvested PSUs has been calculated based on the Company’s actual achievement of performance measures for periods through year-end 2019 plus the target number of shares for periods after year-end 2019. PSUs granted in 2017 are not included since they are considered to be fully vested at December 31, 2019.

(5)

The amounts for restricted stock units (“RSUs”) are calculated based on the number of unvested RSUs and the closing price of the Company’s common stock on the NYSE on the last trading day of 2019 ($50.53).

(6)

As disclosed in the Company’s Form 8-K filed on June 27, 2019, in connection with Mr. Douglas L. Groves’ departure from the Company, Mr. Groves received a lump sum cash payment of $1,650,642 pursuant to a separation and release agreement entered into between the Company and Mr. Groves. Mr. Groves ceased to serve as an employee of the Company as of June 5, 2019.

PAY RATIO DISCLOSURE

Mr. Oswald’s 2019 annual total compensation was $5,737,904; the 2019 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2019, other than our CEO, Stephen G. Oswald, was $66,358, and the ratio of these amounts was 88-to-1. For these purposes, in order to better reflect our employee compensation practices, annual total compensation for our median employee and for our CEO includes the dollar value of non-discriminatory welfare benefits, which are not required to be reported as compensation for our CEO in the Summary Compensation Table on page 33. For these purposes, our median employee for 2019 is the same median employee identified in 2017. While we experienced a slight decrease in our employee population in 2019, the median employee identified in 2017 continues to be an employee of the Company, and the decrease was not significant given the relative size of our Company. Thus, we believe that there were no changes in 2019 that would result in a material change in the pay ratio disclosure of our median employee.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll records and the methodology described below. For these purposes, we identified the median compensated employee using base annual pay, excluding overtime, for calendar year 2019, which we annualized for any permanent employee who did not work for the entire year. As permitted by SEC rules, we excluded approximately 78 employees located in Thailand, who in the aggregate represented less than 5% of our 2,872 employees.

PROPOSAL 3: APPROVAL OF THE COMPANY’S 2020 STOCK INCENTIVE PLAN

INTRODUCTION

On February 12, 2020, the Board of Directors unanimously adopted and approved the 2020 Stock Incentive Plan (the “2020 Stock Plan”), and is submitting the 2020 Stock Plan to shareholders for their adoption and approval at the 2020 Annual Meeting. The 2020 Stock Plan would, among other things, increase the number of shares available for issuance pursuant to the stock incentive plans of the Company by 429,030 shares. This increase of 429,030 shares represents approximately 3.7% of the Company’s outstanding shares of Common Stock as of December 31, 2019. The Board of Directors believes our interests are best advanced by providing equity-based incentives to certain individuals responsible for our long-term success by encouraging such persons to remain in the service of the Company and to align the financial objectives of such individuals with those of our shareholders.

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As of December 31, 2019, 221,932 shares remained available for issuance under the 2013 Stock Plan, which is the only active stock incentive plan under which the Company can grant equity-based compensation awards. Because the Company anticipated that its equity-based compensation needs would soon exceed the remaining shares available under the 2013 Stock Plan as currently in effect, the Board of Directors of the Company adopted the 2020 Stock Plan on February 12, 2019.

The 2020 Stock Plan, if approved, will provide for the issuance of 429,030 shares, which represents 3.7% of the Company’s outstanding common equity as of December 31, 2019. In addition, any shares of Common Stock that remain available for grant under the Prior Plan as of May 6, 2020 and any shares of Common Stock subject to outstanding awards under the Prior Plan as of May 6, 2020 that on or after May 6, 2020 are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash will also become available for grants under the 2020 Stock Plan. The 2020 Stock Plan, if approved, and the Prior Plan in the aggregate will provide for the issuance of less than 12.2% of the Company’s outstanding common equity. Between 2017 and 2019, the Company’s three-year average burn rate was 3.47%. We expect the 2020 Stock Plan, together with the Prior Plan, to be sufficient to support the Company’s equity-based compensation programs for approximately the next 2 years.

WHY YOU SHOULD VOTE FOR THE 2020 STOCK PLAN

The Board of Directors recommends that our shareholders approve the 2020 Stock Plan because it believes appropriate equity incentives are important to attract and retain the highest caliber of employees, to link incentive reward to Company performance, to encourage employee and director ownership in our Company, and to align the interests of participants to those of our shareholders. The approval of the 2020 Stock Plan will enable us to continue to provide such incentives.

Promotion of Good Corporate Governance Practices

The Board of Directors believes the use of share-based incentive awards promotes best practices in corporate governance by aligning participants’ interests with maximizing shareholder value. Specific features of the 2020 Stock Plan that are consistent with good corporate governance practices include, but are not limited to:

1.	Options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

2.

The Company will not, without shareholder approval, reduce the exercise price of a stock option or stock appreciation right and, at any time when the exercise price of a stock option or stock appreciation right is above the fair market value, the Company will not, without shareholder approval (except in the case of a change in control), cancel and re-grant or exchange such stock option or stock appreciation right for cash or a new award;

3.

Dividends or dividend equivalents credited/payable in connection with an award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests;

4.	Awards under the plan, including any shares subject to an award, may be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company in the future;

5.	No liberal share recycling;

6.	Annual limit on equity and cash compensation that may be paid or awarded to non-employee directors; and

7.	Limits on full-value awards that can be granted.

2020 STOCK PLAN SUMMARY

The following is a description of the material features of the 2020 Stock Plan, as amended and restated. The complete text of the 2020 Stock Plan, as amended and restated, is attached hereto as Appendix A to this Proxy Statement. The following discussion is qualified in all respects by reference to Appendix A.

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Purpose and Eligibility

The purpose of the 2020 Stock Plan is to enable the Company and its subsidiaries to attract, retain and motivate participants by providing for or increasing their proprietary interests in the Company. Any person who is a current or prospective employee or a nonemployee director of the Company or any of its subsidiaries is be eligible to be considered for the grant of awards under the 2020 Stock Plan. In addition, under the proposed the 2020 Stock Plan, any service provider who has been retained to provide consulting, advisory or other services to the Company will be eligible to be considered for the grant of awards under the 2020 Stock Plan. As of the December 31, 2019, approximately seven nonemployee directors, four executive officers and 2,872 other employees of the Company and its subsidiaries were so eligible.

Shares Subject to the 2020 Stock Plan and to Awards

The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2020 Stock Plan is subject to adjustments to prevent dilution, 429,030 plus any shares of Common Stock that remain available for grant under the Plan as of May 6, 2020 and any shares of Common Stock subject to outstanding awards under the Prior Plan as of May 6, 2020 that on or after May 6, 2020 are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash. Under the 2020 Stock Plan, no single participant may be granted awards covering more than 250,000 shares of Common Stock in any fiscal year. The aggregate number of shares of Common Stock that may be earned pursuant to awards granted under the 2020 Stock Plan during any calendar year to any one participant will not exceed 250,000.

Shares of Common Stock issued under the 2020 Stock Plan may be either authorized and unissued shares or previously issued shares acquired by the Company. On forfeiture, termination or expiration of an unexercised award under the Plan, in whole or in part, the number of shares of Common Stock subject to such award again become available for grant under the 2020 Stock Plan. The 2020 Stock Plan provides that shares retained by or delivered to the Company to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option, unissued shares resulting from the settlement of stock appreciation rights in stock, and shares purchased by the Company in the open market do not become available for issuance as future awards under the Plan.

Administration

The 2020 Stock Plan is administered by the Compensation Committee, which is a committee of two or more independent directors appointed by the Board of Directors of the Company (the “Committee”), or by the Board of Directors as a whole for issuances of awards to directors. The Committee has full and final authority to select the employees to receive awards and to grant such awards. Subject to the provisions of the 2020 Stock Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement by the Company of specified performance criteria. The expenses of administering the 2020 Stock Plan will be borne by the Company.

Subject to certain limitations, the Committee has the authority to delegate the administration of the Plan, and the Plan permits the Company’s Board of Directors to exercise the Committee’s powers, other than with respect to matters required by law to be determined by the Committee. In addition, the Committee has the authority to delegate to one or more officers of the Company the authority to perform any or all things that the Committee is authorized and empowered to do or perform under the 2020 Stock Plan. To the extent such a delegation does occur, the resolution or policy so authorizing such officer or officers must specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority (which cannot exceed the annual allotment of shares of Common Stock approved by the Committee), and that any such award shall be subject to the form of award agreement approved by the Committee.

All decisions, determinations and interpretations by the Board of Directors and/or the Committee regarding the 2020 Stock Plan, any rules and regulations under the 2020 Stock Plan and the terms and conditions of or operation of any award

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granted under the 2020 Stock Plan, will be final and binding on all participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the 2020 Stock Plan or any award. The Board of Directors and/or the Committee will consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

Awards

The 2020 Stock Plan authorizes the Committee to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with an exercise or conversion privilege at a price related to Common Stock or with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Any stock option granted to an employee may be a tax-benefited incentive stock option (an “Incentive Stock Option”) or a nonqualified stock option that is not tax-benefited (a “Nonqualified Option”). An award to a participant may consist of one such security or benefit or two or more of them in tandem or in the alternative. Common Stock may be issued pursuant to awards under the 2020 Stock Plan for any lawful consideration as determined by the Committee, including, without limitation, services rendered by a recipient of an award under the 2020 Stock Plan.

A participant does not have voting rights with respect to any Common Stock subject to awards under the 2020 Stock Plan until the participant has become the holder of record of the Common Stock. Dividends or dividend equivalents credited/payable in connection with an award under the 2020 Stock Plan (to the extent such dividends or dividend equivalents may become credited/payable for the award) that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests. Dividend equivalent rights will not be granted in connection with any award of stock options or stock appreciation rights under the 2020 Stock Plan.

The exercise or base price for any stock option or stock appreciation right granted may not be less than the fair market value of the Common Stock subject to that award on the grant date. There is one exception to this requirement. This exception allows the exercise or base price per share with respect to an award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by employees or directors of the acquired entity to be less than 100% of the fair market value on the grant date if such exercise or base price is based on an adjustment method or formula set forth in the terms of the awards held by such individuals or in the terms of the agreement providing for such merger or other acquisition. The term of all stock options and stock appreciation rights granted under the 2020 Stock Plan may not exceed 10 years.

Vesting

Subject to the minimum vesting provisions described in this paragraph, the vesting of awards granted under the 2020 Stock Plan will occur when and in such installments and/or pursuant to the achievement of such performance criteria, in each case, as the Committee, in its sole and absolute discretion, will determine.

The Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares of Common Stock, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award under the 2020 Stock Plan, which criteria may include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, either based upon United States Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the Committee: earnings per share (diluted and/or basic), revenue, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings before interest and taxes (“EBIT”), cash flow (before or after dividends), free cash flow (or free cash flow per share), asset quality, stock price performance, unit volume, return on equity, change in working capital,

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change in indebtedness or financial leverage, return on capital or shareholder return, return on total capital, return on invested capital, return on investment, return on assets or net assets, market capitalization, economic value added, debt leverage (debt to capital), revenue, income or net income, operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, cash from operations, operating ratio, operating revenue, net service revenue and/or total backlog, days sales outstanding, health and safety or customer service.

The Board of Directors and/or Committee may, in an award agreement or otherwise, provide for the deferred delivery of Common Stock or cash upon settlement, vesting or other events with respect to restricted stock units. However, in no event will election to defer the delivery of Common Stock or any other payment with respect to any award be allowed if the Board of Directors and/or Committee determines, in its sole discretion that the deferral would result in the imposition of the additional tax under applicable law. The Company, the Board of Directors and/or the Committee will have no liability to an employee, or any other party, if an award that is intended to be exempt from, or compliant with, applicable tax law is not so exempt or compliant or for any action taken by the Board of Directors and/or the Committee.

Acceleration

An award granted under the 2020 Stock Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction.

Duration of the 2020 Stock Plan

Awards may not be granted under the 2020 Stock Plan after the tenth anniversary of the adoption of the 2020 Stock Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the tenth anniversary of the adoption of the 2020 Stock Plan.

Transferability

Awards under the 2020 Stock Plan may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each stock option or stock appreciation right is exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, outstanding stock options may be exercised following the participant’s death by the participant’s beneficiaries or as permitted by the Board of Directors and/or Committee, and, to the extent permitted by the Board of Directors and/or Committee, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts or family partnerships.

Amendment and Termination

Subject to limitations imposed by law, the Board of Directors of the Company may amend or terminate the 2020 Stock Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the 2020 Stock Plan of any rights thereunder without his or her consent. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of the Company:

(a) increase the maximum number of Common Stock for which awards may be granted under the 2020 Stock Plan;

(b) reduce the price at which options may be granted below the price provided for in the 2020 Stock Plan;

(c) reprice outstanding options or stock appreciation rights;

(d) extend the term of the 2020 Stock Plan;

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(e) change the class of persons eligible to be participants;

(f) increase the individual maximum limits set forth in the 2020 Stock Plan; or

(g) otherwise amend the 2020 Stock Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

Compensation Recoupment Policy

Subject to the terms and conditions of the 2020 Stock Plan, the administrator may provide at the time an award is granted that any participant and/or any award, including any shares subject to an award, will be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

New Plan Benefits

As described above, on March 11, 2020, the Committee approved the March 11, 2020 Awards to executive officers and key managers, subject to, and contingent upon, shareholder approval of the 2020 Stock Plan at the Annual Meeting. On the Record Date, the closing sales price of the Common Stock on the New York Stock Exchange was $38.95. Information about awards granted to our named executive officers during 2019 under our Prior Plan can be found under the heading “2019 Grants of Plan-Based Awards Table” on page 48 of this Proxy Statement.

Federal Income Tax Treatment

The following is a brief description of the anticipated federal income tax treatment that generally will apply to awards granted under the 2020 Stock Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of awards will depend on the specific circumstances of the grantee. No information is provided herein with respect to estate, inheritance, gift, state, or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an award or the disposition of any acquired shares under those laws. Grantees are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards, and the disposition of any acquired shares.

Incentive Stock Options

Pursuant to the 2020 Stock Plan, employees may be granted options which are intended to qualify as Incentive Stock Options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Stock Option. If the optionee sells the shares acquired upon the exercise of an Incentive Stock Option (“Incentive Stock Option Shares”) at any time after the later of (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Stock Option and (b) two years after the date of grant of such Incentive Stock Option (the “Incentive Stock Option Holding Period”), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the Incentive Stock Option Shares, and the Company will not be entitled to any deduction. However, if the optionee disposes of the Incentive Stock Option Shares at any time during the Incentive Stock Option Holding Period, then (1) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Incentive Stock Option Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Incentive Stock Option Shares on the date of exercise, over the exercise price paid for the Incentive Stock Option Shares, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the Incentive Stock Option Shares over the sales price of the Incentive Stock Option Shares, and (4) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

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Ducommun Incorporated 2020 Proxy Statement

Nonqualified Options

The grant of a Nonqualified Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Nonqualified Option (“Nonqualified Option Shares”) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. A subsequent sale of the Nonqualified Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares.

Stock Appreciation Rights

A grantee is not taxed on the grant of a stock appreciation right. On exercise, the grantee recognizes ordinary income equal to the cash or the fair market value of any shares received. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the grantee as ordinary income.

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units

Grantees of restricted stock, restricted stock units, performance shares and performance share units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and we will receive a corresponding deduction. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted shares generally will be taxable as ordinary income to the participant at the time the dividends are received.

Miscellaneous Tax Issues

Awards may be granted under the 2020 Stock Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 2020 Stock Plan.

Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the 2020 Stock Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

The 2020 Stock Plan provides that, in the event of certain changes in ownership or control of the Corporation, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any “excess parachute payments” and the Company will be denied any deduction with respect to such payment. Optionees should consult their tax advisors as to whether accelerated vesting of an option in connection with a change in ownership or control of the Company would give rise to an excess parachute payment.

As described above, Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the plan, either on their own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

The affirmative vote of a majority of the shares of the Corporation’s Common Stock represented in person or by proxy and entitled to vote at a duly held shareholder’s meeting is required for the approval of the 2020 Stock Incentive Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2020 STOCK INCENTIVE PLAN.

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PROPOSAL 4: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The Board of Directors urges you to vote for ratification of that appointment. A representative of PricewaterhouseCoopers LLP plans to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm selected for the current year, as well as for the year ended December  31, 2019, is PricewaterhouseCoopers LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, billed the Company for the following professional services rendered for the years ended December 31, 2019 and December 31, 2018, respectively:

	2019	2018
Audit Fees(1)	$2,596,626	$2,432,267
Audit-Related Fees(2)	50,000	362,000
All Other Fees(3)	4,500	4,500
Tax Fees(4)	—	—

Total	$2,651,126	$2,798,767

(1)

Professional services rendered for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services normally provided by the accountant in connection with statutory and regulatory filings for these years.

(2)

Professional services rendered related to services supporting the Company’s adoption of ASC 606, Revenue from Contracts with Customers, which was effective January 1, 2018, and ASC 842, Lease Accounting, which was effective January 1, 2019.

(3)	Represents all other fees billed in connection with a subscription to PricewaterhouseCoopers LLP’s accounting and disclosure tools.
(4)	Tax fees include professional services relating to tax compliance, tax advice and tax planning.

RECOMMENDATION TO APPOINT PWC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As in prior years, the Audit Committee undertook a review of PricewaterhouseCoopers LLP (“PwC”) in determining whether to select PwC as the Company’s independent registered accounting firm for 2020 and to recommend ratification of its selection to the Company’s shareholders. In that review, the Audit Committee considered a number of factors including:

•	Continued independence of PwC;

•	Length of time PwC has been engaged by the Company;

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•	Senior management’s assessment of PwC’s performance;

•	Audit and non-audit fees;

•	Capacity to appropriately staff the audit;

•	Geographic and subject matter coverage;

•	Lead Audit Engagement Partner performance;

•	Overall performance;

•	Qualifications and quality control procedures; and

•	Whether retaining PwC is in the best interests of the Company.

Based on this review, the Audit Committee believes that PwC is independent and that it is in the best interests of the Company and our shareholders to retain PwC to serve as our independent registered public accounting firm for 2020.

In accordance with the Sarbanes-Oxley Act and related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to the Company. The maximum number of consecutive years of service in that capacity is five years. The current lead audit engagement partner is in his 4th year in that role.

Policy for Pre-Approval of Independent Accountant Services

For audit services, the independent accountant provides the Audit Committee with an engagement letter outlining the scope of audit services to be performed in connection with the year-end audit, the quarterly financial statement reviews for the three quarters of the following year, and other audit-related services (which are services that are reasonably related to the performance of the audit or review of the Company’s financial statements) and the proposed audit service fees related thereto. If approved by the Audit Committee, this engagement letter is formally signed by the chairman of the Audit Committee acting on behalf of the Audit Committee.

For non-audit services, Company management submits to the Audit Committee for approval each year a schedule of non-audit services that it recommends the Audit Committee engage the independent accountant to provide in connection with the year-end audit and during the following year. The schedule includes a description of the planned non-audit services and an estimated budget for such services. To ensure the prompt handling of unexpected requirements, the Audit Committee has delegated to the chairman of the Audit Committee the authority to amend, supplement or modify the schedule of approved permissible non-audit services. The Chairman of the Audit Committee reports any such actions taken to the Audit Committee at the next Audit Committee meeting.

The Audit Committee pre-approved 100% of the aggregate fees of the independent registered public accounting firm for 2019 and 2018.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three non-employee Directors, all of whom are “independent” under applicable listing standards of the NYSE and applicable SEC rules. The Audit Committee is governed by a written charter, which has been adopted by the Board. A copy of the current Audit Committee charter is available on the Company’s website at http://investors.ducommun.com/static-files/6fa9c6ac-392e-4ea6-9062-167e7f130853.

Management of the Company is responsible for the preparation, presentation and integrity of the consolidated financial statements, maintaining a system of controls and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the

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Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the Company’s independent registered public accounting firm.

As part of the oversight process, the Audit Committee met six times during 2019. Throughout the year, the Audit Committee met with the Company’s independent registered public accounting firm, management and internal auditor, both together and separately in closed sessions. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:

•

Reviewed and discussed with management and the independent registered public accounting firm the Company’s consolidated financial statements for the year ended December 31, 2019 and the quarters ended March 30, 2019, June 29, 2019 and September 28, 2019;

•	Oversaw and discussed with management the Company’s review of internal controls over financial reporting;

•

Reviewed management’s representations that the Company’s consolidated financial statements were prepared in accordance with GAAP and fairly present the results of operations and financial position of the Company;

•	Discussed with the independent registered accounting firm the matters required to be communicated to audit committees under applicable PCAOB standards;

•

Received the written disclosures and letter from the independent registered public accounting firm required by applicable PCAOB requirements regarding the independent registered public accounting firm, including by assessing the performance of the independent registered public accounting firm from within the Audit Committee and from the perspective of senior management and the internal auditor;

•

Considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence;

•	Monitored the EthicsPoint reporting system implemented to provide an anonymous complaint reporting process;

•	Reviewed the scope of and overall plans for the annual audit and the internal audit program;

•	Reviewed new accounting standards applicable to the Company with the Company’s Interim Chief Financial Officer, internal audit department and PwC;

•	Consulted with management and PwC with respect to the Company’s processes for risk assessment and risk mitigation;

•	In conjunction with the Board, reviewed the Company’s cybersecurity and data privacy risks and the Company’s policies and controls designed to mitigate such risks;

•

Reviewed the implementation and effectiveness of the Company’s ethics and compliance program, including processes for monitoring compliance with applicable laws, Company policies, and the Company’s Code of Business Conduct and Ethics; and

•

Reviewed and discussed with management, its assessment and report on the effectiveness of the Company’s controls over financial reporting as of December 31, 2019, which it made based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework).

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements, interim financial statements, and the Company’s internal control over financial reporting. The Audit Committee has discussed with PwC the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communication with Audit Committees. In addition, the Audit Committee has received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with them their independence from the Company and its management. The Audit

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Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.

The Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm its review and report on the Company’s internal control over financial reporting as of December 31, 2019. Based on the foregoing review and discussions described in this report, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Jay L. Haberland—Committee Chair

Richard A. Baldridge

Robert C. Ducommun

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report to Shareholders for 2019 will be made available to shareholders at or about the same time as this Proxy Statement. Our 2019 Annual Report and Proxy Statement are posted on our website at http://materials.proxyvote.com/264147. If any person who was a beneficial owner of the common stock of the Company on March 9, 2020 desires a complete copy of the Company’s Annual Report on Form 10-K, including the exhibits thereto, he/she/it will be provided with such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of March 9, 2020 and should be directed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attn: Rajiv A. Tata, Secretary. The Company’s Annual Report on Form 10-K, including the exhibits thereto, is also available through the SEC’s website at http://www.sec.gov.

To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding Company stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, Annual Report, or Proxy Statement mailed to you, please submit a request in writing or by telephone by contacting Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attn: Rajiv A. Tata, Secretary, or by telephone at (657) 335-3665, and we will promptly send you the materials you have requested. However, please note that if you want to receive a paper proxy card or voting instruction card or other proxy materials for the purposes of this year’s Annual Meeting, you will need to follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact our Corporate Secretary at the telephone number noted previously if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

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MANAGEMENT’S REPORT ON INTERNAL CONTROL

Internal Control and Procedures

Management of the Company has assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission Internal Control-Integrated Framework (2013). Based on our assessment and those criteria, management concluded that the Company maintained effective internal control over financial reporting as of December 31, 2019.

The effectiveness of the Company’s internal control over financial reporting as of December 31, 2019 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is included in Item 9A of the Company’s Annual Report on Form 10-K.

SHAREHOLDER PROPOSALS

From time to time individual shareholders of the Company may submit proposals which they believe should be voted upon by the shareholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Company’s annual proxy materials. All such written proposals must be received by the Secretary of the Company no later than November 20, 2020 and must comply with the SEC regulations, in order to be considered for inclusion in the Company’s 2021 proxy materials.

The Company’s Bylaws require that notice of shareholder proposals made outside of Rule 14a-8 under the Exchange Act must be received by the Secretary of the Company, in accordance with the requirements of the Bylaws, no later than sixty days and no earlier than one hundred thirty-five days prior to the annual meeting; provided, however, that in the event that less than thirty-five days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by a shareholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed tor such public disclosure was made.

The Company’s Bylaws further provide that no person (other than a person nominated by the Board) will be eligible to be elected a director at an annual meeting of shareholders unless the Secretary of the Company has received, not less than one hundred twenty days prior to the date of such meeting, notice of the nomination of such person.

OTHER BUSINESS

The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

By order of the Board of Directors

Rajiv A. Tata

Secretary

Santa Ana, California

March 20, 2020

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APPENDIX A

DUCOMMUN INCORPORATED

2020 STOCK INCENTIVE PLAN

Section 1. PURPOSE OF PLAN

The purpose of the 2020 Stock Incentive Plan (the “Plan”) of Ducommun Incorporated, a Delaware corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate their employees and nonemployee directors by providing for or increasing the proprietary interests of such persons in the Company.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Any person who is a current or prospective employee or a nonemployee director of the Company or any of its subsidiaries (a “Participant”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

Section 3. AWARDS

(a) The Board of Directors and/or the Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share, of the Company (“Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, restricted stock units, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative; provided that, Participants shall have no voting rights with respect to any Common Shares subject to such Awards until the Participant has become the holder of record of the Common Shares; provided, further, that dividends or dividend equivalents credited/payable in connection with an Award (to the extent such dividends or dividend equivalents may become credited/payable for the Award) that are not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests. Dividend equivalent rights shall not be granted in connection with any Award of stock options or stock appreciation rights.

(c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board of Directors and/or the Committee, including, without limitation, services rendered by the recipient of such Award.

(d) Subject to the provisions of this Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

(A) the delivery of previously owned shares of capital stock of the Company (including “pyramiding”) or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property,

(B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award,

(C) an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable pursuant to such Award, or

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(D) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee.

(ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Board of Directors and/or the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

(iii) a provision required in order for such Award to qualify as an incentive stock option (“Incentive Stock Option”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that the recipient of such Award is eligible under the Code to receive an Incentive Stock Option.

(e) Notwithstanding anything herein to the contrary, with respect to stock options and stock appreciation rights issued under the Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine the exercise or base price per Common Share subject to such Awards, which, in no event will be less than the Fair Market Value (as defined below) of the Common Shares on the date of grant; provided, however, that the exercise or base price per Common Share with respect to a stock option or stock appreciation right that is granted in connection with a merger or other acquisition as a substitute or replacement award for options and/or stock appreciation rights held by employees or directors of the acquired entity may be less than 100% of the Fair Market Value of the Common Shares on the date such Award is granted if such exercise or base price is based on an adjustment method or formula set forth in the terms of the awards held by such individuals or in the terms of the agreement providing for such merger or other acquisition. For purposes of the Plan, the term “Fair Market Value” means, as of any given date, the closing sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Shares on the New York Stock Exchange Composite Tape.

(f) The Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine the term of each stock option and stock appreciation right awarded under the Plan, which in no case shall exceed a period of ten (10) years from the date of grant.

(g) Other than in connection with a change in the Company’s capitalization (as described in Section 7), at any time when the exercise or base price of a stock option or stock appreciation right is above the Fair Market Value of a Common Share, the Company shall not, without shareholder approval (i) reduce the exercise or base price of such stock option or stock appreciation right, (ii) exchange such stock option or stock appreciation right for cash, another Award, or a new stock option or stock appreciation right with a lower exercise or base price or (iii) otherwise reprice such stock option or stock appreciation right.

(h) Notwithstanding anything herein to the contrary, the grant, issuance, retention, vesting and/or settlement of restricted stock, restricted stock unit, performance share, performance unit and other similar Awards will occur when and in such installments and/or pursuant to the achievement of such performance criteria, in each case, as the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine provided, that Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Board of Directors and/or the Committee may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or disability or in the event of a change in control. Notwithstanding the foregoing, up to 5% of the aggregate number of Common Shares authorized for issuance under this Plan (as described in Section 4 hereof) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Board of Directors and/or the Committee determines appropriate.

(i) The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Common Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, either based upon United States Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the Committee: earnings per share (diluted and/or basic), revenue, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (“EBITDA”),

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earnings before interest and taxes (“EBIT”), cash flow (before or after dividends), free cash flow (or free cash flow per share), asset quality, stock price performance, unit volume, return on equity, change in working capital, change in indebtedness or financial leverage, return on capital or shareholder return, return on total capital, return on invested capital, return on investment, return on assets or net assets, market capitalization, economic value added, debt leverage (debt to capital), revenue, income or net income, operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, cash from operations, operating ratio, operating revenue, net service revenue and/or total backlog, days sales outstanding, health and safety or customer service.

(j) The Board of Directors and/or Committee may, in an Award agreement or otherwise, provide for the deferred delivery of Common Shares or cash upon settlement, vesting or other events with respect to restricted stock units and performance stock units. Notwithstanding anything herein to the contrary, in no event will election to defer the delivery of Common Shares or any other payment with respect to any Award be allowed if the Board of Directors and/or Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Company, the Board of Directors and/or the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board of Directors and/or the Committee.

Section 4. STOCK SUBJECT TO PLAN

(a) The aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall be, subject to adjustment as provided in Section 7 hereof, 429,030, plus (i) any shares of Common Stock that remain available for grant under the Ducommun Incorporated 2013 Stock Incentive Plan, as amended on May 2, 2018 (the “Prior Plan”), as of May 6, 2020 and (ii) any shares of Common Stock subject to outstanding awards under the Prior Plan as of May 6, 2020 that on or after May 6, 2020 are forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable), or are settled in cash.

(b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued under this Plan at any time shall equal only the number of Common Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Common Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Common Shares are: (i) Common Shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) Common Shares used to pay the exercise or purchase price of a stock option or other Award, (iii) Common Shares delivered to or withheld by the Company to pay the withholding taxes related a stock option or stock appreciation right, or (iv) Common Shares repurchased on the open market with the proceeds of a stock option exercise. Common Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Common Shares subject to Awards settled in cash shall not count as Common Shares issued under this Plan.

(c) The aggregate number of shares of Common Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed the number set forth in Section 4(a), which number shall be calculated and adjusted pursuant to Section 7 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The aggregate number of Common Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 250,000 (the “Annual Share Limit”). In addition, if, in any calendar year, all or a portion of the Annual Share Limit is not awarded to a Participant, the unused portion of the Annual Share Limit for such Participant shall also be available for grant to that Participant in subsequent years.

(d) The aggregate dollar value of equity-based Awards (based on the grant date fair value of such Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any one non-employee director shall not exceed $250,000; provided, however, that in the calendar year in which a non-employee director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Directors, the maximum aggregate dollar value of equity-based and cash compensation granted to the Participant may be up to two hundred percent (200%) of the foregoing limit and the foregoing limit shall not count any tandem stock appreciation rights.

(e) Awards may be granted and Common Shares may be issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the

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Company or any subsidiary or with which the Company or any subsidiary combines (“Substitute Awards”). Such Awards shall not reduce the Common Shares authorized for issuance under this Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any subsidiary, or with which the Company or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Common Shares authorized for issuance under this Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees or directors of such acquired or combined company before such acquisition or combination.

Section 5. DURATION OF PLAN

Awards shall not be granted under this Plan after May 6, 2030. Although Common Shares may be issued after May 6, 2030 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after May 6, 2040.

Section 6. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), or, in the absence of a Committee, the Board of Directors itself. Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award otherwise intended to qualify as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board of Directors conflicts with action taken by the Committee, the Board of Directors action shall control. The Committee may by resolution or written policy authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution or policy so authorizing such officer or officers shall specify that the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority shall not exceed the annual allotment of shares approved by the Committee, and any such Award shall be subject to the form of award agreement theretofore approved by the Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.

(b) Subject to the provisions of this Plan, the Board of Directors and/or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons are Participants and to which of such Participants if any, Awards shall be granted hereunder;

(iii) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(iv) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;

(v) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

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(vi) determine the extent to which adjustments are required pursuant to Section 7 hereof;

(vii) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder;

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan; and

(ix) to interpret and construe this Plan and the terms and conditions of all Awards granted hereunder and to make exceptions to any such provisions if the Board of Directors and/or the Committee, in good faith, determine that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe.

(c) All decisions, determinations and interpretations by the Board of Directors and/or the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Board of Directors and/or the Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

Section 7. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Board of Directors and/or the Committee shall make appropriate and proportionate adjustments in (a) the number and type of, and exercise price for, shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the number and type of shares or other securities subject to the individual limits set forth in Section 4 of this Plan. In no event shall any action be taken pursuant to this Section 7 that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 7. In case of any such adjustment, the Common Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 7 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

Section 8. AMENDMENT AND TERMINATION OF PLAN

The Board of Directors may amend or terminate this Plan at any time and in any manner, provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto. In addition, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in any award agreement in the manner and to the extent it shall deem desirable to effectuate the purposes of the Plan and the related Award. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of the Company:

(a)    increase the maximum number of Common Shares for which Awards may be granted under this Plan;

(b)    reduce the price at which options may be granted below the price provided for in Section 3(e);

(c)    reprice outstanding options or stock appreciation rights;

(d)    extend the term of this Plan;

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(e)    change the class of persons eligible to be Participants;

(f)    increase the individual maximum limits in Section 4(c); or

(g) otherwise	amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Shares are traded, listed or quoted.

Section 9. EFFECTIVE DATE OF PLAN

This Plan shall be effective as of May 6, 2020 provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

Section 10. LEGAL REQUIREMENTS

(a) No Common Shares issuable pursuant to an Award shall be issued or delivered unless and until, in the opinion of counsel for the Company, all applicable requirements of federal, state and other securities laws, and the regulations promulgated thereunder, and any applicable listing requirements of any stock exchange on which shares of the same class are then listed, shall have been fully complied with. The Company shall not be required to register in a Participant’s name or deliver any Common Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, the Company and its subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained. No Award shall be exercisable and no Common Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Shares underlying such Award is effective and current or the Company has determined that such registration is unnecessary.

(b) It is the Company’s intent that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time. If any provision of the Plan is found not to be in compliance with Rule 16b-3 of the Exchange Act, such provision shall be null and void.

(c) The Committee may provide that the Common Shares issued upon exercise of an Award or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Award or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

Section 11. MISCELLANEOUS

(a) Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of retention shares or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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(b) This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(c) Nothing in this Plan or an Award agreement shall interfere with or limit in any way the right of the Company, its subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any subsidiary and/or its affiliates. Subject to Sections 5, 8 and 9, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its subsidiaries and/or its affiliates.

(d) Except as otherwise provided by the Committee in the Award agreement, Awards may be forfeited if the Participant terminates his or her employment with the Company, a subsidiary or an affiliate for any reason.

(e) To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon “separation from service” (within the meaning of Section 409A of the Code) before the date that is three months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

(f) The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

(g) All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(h) Subject to the terms and conditions of the Plan, the Committee may provide that any Participant and/or any Award, including any Common Shares subject to an award, will be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

(i) To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of a stock option exercise, disposition of Common Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its subsidiaries shall not be required to issue Common Shares, make any payment or to recognize the transfer or disposition of Common Shares until all such obligations are satisfied.

(j) Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each stock option or stock appreciation right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding stock options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Board of Directors and/or Committee. Further, and notwithstanding the foregoing, to the extent permitted by the Board of Directors and/or Committee, the person to whom an Award is initially granted (“Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and

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the transferee must execute a written agreement containing such terms as specified by the Board of Directors and/or Committee, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Board of Directors and/or Committee provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 11(j), and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

(k) Awards granted under the Plan and/or communications regarding the Plan and any Award under the Plan may be made by sent via electronic delivery through an online or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

(l) The Board of Directors shall have the authority, subject to the express limitations of the Plan, to create sub-plans hereunder necessary to comply with laws and regulations of any foreign country in which the Company may seek to grant an Award to a person eligible under Section 2.

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/05/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicated that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/05/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope a have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DUCOMMUN INCORPORATED 200 SANDPOINTE AVENUE, #700 SANTA ANA, CA 92707 ATTN: RAJIV TATA

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR the nominees listed:		☐	☐	☐		◻

1.	Election of Directors
Nominees

01)	Richard A. Baldirdge	02)	Stephen G. Oswald

The Board of Directors recommends a vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2.	Advisory resolution on executive compensation.	☐	☐	☐
3.	Approval of the Company’ s 2020 Stock Incentive Plan.	☐	☐	☐
4.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’ s Independent Registered Public Accounting Firm for 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have due to the coronavirus or (COVID-19) and as a result, and to protect the well-being of attendees, we are reserving the right to adjourn, postpone or change the means of convening the meeting, including solely by means of remote communication. If we hold our meeting by remote communication, the 2020 Annual Meeting of Shareholders would be conducted solely virtually, on the above date and time, via live audio webcast. We would publicly announce a determination to hold a Virtual Annual Meeting as soon as practicable before the meeting. You or your proxyholder could participate, vote, and examine our list of stockholders at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/DCO2020 and using your 16-digit control number, but only if the meeting is not held in person in California.

Please sign exactly as your name(s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		JOB#			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www. proxyvote.com

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DUCOMMUN INCORPORATED Annual Meeting of Shareholders May 6, 2020 9:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints RAJIV A. TATA and ROSALIE F. ROGERS, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on March 9, 2020, at the Annual Meeting of Shareholders to be held on May 6, 2020, and at any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated, and signed on the other side)